                                                                     EXHIBIT 4.1

                                    INDENTURE


                                   dated as of


                                November 7, 2003


                       River Rock Entertainment Authority,
                                    as Issuer


                  The Dry Creek Rancheria Band of Pomo Indians


                                  $200,000,000


                          9 3/4% Senior Notes Due 2011






                         U.S. Bank National Association
                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture


   Act Section                                                                            Indenture Section
   -----------                                                                            -----------------
310(a)(1)........................................................................................7.10
     (a)(2)......................................................................................7.10
     (a)(3)......................................................................................N.A.
     (a)(4)......................................................................................N.A.
     (a)(5)......................................................................................7.10
     (b).........................................................................................7.10
     (c).........................................................................................N.A.
311(a)...........................................................................................7.11
     (b).........................................................................................7.11
     (c).........................................................................................N.A.
312(a)...........................................................................................2.06
     (b).........................................................................................15.03
     (c).........................................................................................15.03
313(a)...........................................................................................7.06
     (b)(1)......................................................................................14.04
     (b)(2)......................................................................................7.06, 7.07
     (c).........................................................................................7.06, 15.02
     (d).........................................................................................7.06
314(a)...........................................................................................15.05
     (b).........................................................................................14.03
     (c)(1)......................................................................................N.A.
     (c)(2)......................................................................................N.A.
     (c)(3)......................................................................................N.A.
     (d).........................................................................................14.04, 14.05,
                                                                                                 14.06
     (e).........................................................................................15.05
     (f).........................................................................................N.A.
315(a)...........................................................................................N.A.
     (b).........................................................................................N.A.
     (c).........................................................................................N.A.
     (d).........................................................................................N.A.
     (e).........................................................................................N.A.
316(a) (last sentence)...........................................................................N.A.
     (a)(1)(A)...................................................................................N.A.
     (a)(1)(B)...................................................................................N.A.
     (a)(2)......................................................................................N.A.
     (b).........................................................................................N.A.
     (c).........................................................................................15.14
317(a)(1)........................................................................................N.A.
     (a)(2)......................................................................................N.A.
     (b).........................................................................................N.A.
318(a)...........................................................................................N.A.
     (b).........................................................................................N.A.
     (c).........................................................................................15.01


--------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
                               ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.................................................................................1
Section 1.02          Other Definitions..........................................................................21
Section 1.03          Incorporation by Reference of Trust Indenture Act..........................................21
Section 1.04          Rules of Construction......................................................................22

                                                ARTICLE TWO THE NOTES

Section 2.01          Form and Dating............................................................................22
Section 2.02          Execution and Authentication...............................................................23
Section 2.03          Methods of Receiving Payments on the Notes.................................................23
Section 2.04          Registrar and Paying Agent.................................................................23
Section 2.05          Paying Agent to Hold Money in Trust........................................................24
Section 2.06          Holder Lists...............................................................................24
Section 2.07          Transfer and Exchange......................................................................24
Section 2.08          Replacement Notes..........................................................................36
Section 2.09          Outstanding Notes..........................................................................36
Section 2.10          Treasury Notes.............................................................................36
Section 2.11          Temporary Notes............................................................................37
Section 2.12          Cancellation...............................................................................37
Section 2.13          Reserved...................................................................................37
Section 2.14          CUSIP Numbers..............................................................................37

                         ARTICLE THREE REDEMPTION AND PREPAYMENT; SATISFACTION AND DISCHARGE

Section 3.01          Notices to Trustee.........................................................................37
Section 3.02          Selection of Notes to Be Redeemed..........................................................38
Section 3.03          Notice of Redemption.......................................................................38
Section 3.04          Effect of Notice of Redemption.............................................................39
Section 3.05          Deposit of Redemption Price................................................................39
Section 3.06          Notes Redeemed in Part.....................................................................39
Section 3.07          Optional Redemption........................................................................39
Section 3.08          Redemption Pursuant to Gaming Law..........................................................40
Section 3.09          Repurchase Offers..........................................................................41
Section 3.10          Application of Trust Money.................................................................42

                                               ARTICLE FOUR COVENANTS

Section 4.01          Payment of Notes...........................................................................43
Section 4.02          Maintenance of Office or Agency............................................................43
Section 4.03          Reports....................................................................................43
Section 4.04          Compliance Certificate.....................................................................44



Section 4.05          Taxes......................................................................................45
Section 4.06          Stay, Extension and Usury Laws.............................................................45
Section 4.07          Restricted Payments........................................................................45
Section 4.08          Incurrence of Indebtedness and Issuance of Disqualified Stock..............................48
Section 4.09          Asset Sales................................................................................49
Section 4.10          Transactions with Affiliates...............................................................51
Section 4.11          Liens......................................................................................52
Section 4.12          Business Activities........................................................................52
Section 4.13          Existence of the Authority.................................................................52
Section 4.14          Change of Control..........................................................................52
Section 4.15          Payments for Consent.......................................................................53
Section 4.16          Maintenance of Insurance...................................................................54
Section 4.17          Use of Proceeds; Collateral; Completion of Expansion Project...............................54
Section 4.18          Gaming Licenses............................................................................55
Section 4.19          Events of Loss.............................................................................55
Section 4.20          Subsidiaries...............................................................................56

                                       ARTICLE FIVE LIQUIDATION OR DISSOLUTION

Section 5.01          Liquidation or Dissolution.................................................................56

                                          ARTICLE SIX DEFAULTS AND REMEDIES

Section 6.01          Events of Default..........................................................................56
Section 6.02          Acceleration...............................................................................58
Section 6.03          Other Remedies.............................................................................59
Section 6.04          Waiver of Past Defaults....................................................................59
Section 6.05          Control by Majority........................................................................60
Section 6.06          Limitation on Suits........................................................................60
Section 6.07          Rights of Holders of Notes to Receive Payment..............................................60
Section 6.08          Collection Suit by Trustee.................................................................61
Section 6.09          Trustee May File Proofs of Claim...........................................................61
Section 6.10          Priorities.................................................................................61
Section 6.11          Undertaking for Costs......................................................................62
Section 6.12          Restoration of Rights and Remedies.........................................................62

                                                ARTICLE SEVEN TRUSTEE

Section 7.01          Duties of Trustee..........................................................................62
Section 7.02          Certain Rights of Trustee..................................................................63
Section 7.03          Individual Rights of Trustee...............................................................64
Section 7.04          Trustee's Disclaimer.......................................................................64
Section 7.05          Notice of Defaults.........................................................................64
Section 7.06          Reports by Trustee to Holders of the Notes.................................................64
Section 7.07          Compensation and Indemnity.................................................................65
Section 7.08          Replacement of Trustee.....................................................................66
Section 7.09          Successor Trustee by Merger, Etc...........................................................67



Section 7.10          Eligibility; Disqualification..............................................................67
Section 7.11          Preferential Collection of Claims Against Authority........................................67
Section 7.12          Authorization of Trustee to Take Other Actions.............................................68

                                  ARTICLE EIGHT DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance...................................68
Section 8.02          Legal Defeasance and Discharge.............................................................68
Section 8.03          Covenant Defeasance........................................................................69
Section 8.04          Conditions to Legal or Covenant Defeasance.................................................69
Section 8.05          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous
                      Provisions.................................................................................70
Section 8.06          Repayment to the Authority.................................................................70
Section 8.07          Reinstatement..............................................................................71

                                    ARTICLE NINE AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes........................................................71
Section 9.02          With Consent of Holders of Notes...........................................................72
Section 9.03          Compliance with Trust Indenture Act........................................................73
Section 9.04          Revocation and Effect of Consents..........................................................73
Section 9.05          Notation on or Exchange of Notes...........................................................73
Section 9.06          Trustee to Sign Amendments, Etc............................................................73

                                         ARTICLE TEN COVENANTS OF THE TRIBE

Section 10.01         Covenants of the Tribe.....................................................................74

                               ARTICLE ELEVEN IRREVOCABLE WAIVER OF SOVEREIGN IMMUNITY

Section 11.01         Irrevocable Waiver of Sovereign Immunity...................................................76

                                      ARTICLE TWELVE SATISFACTION AND DISCHARGE

Section 12.01         Satisfaction and Discharge.................................................................77
Section 12.02         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous
                      Provisions.................................................................................78
Section 12.03         Repayment to the Authority.................................................................78

                   ARTICLE THIRTEEN SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS

Section 13.01         Special Provisions Regarding Unlicensed and Non-Exempt Holders.............................79

                                      ARTICLE FOURTEEN COLLATERAL AND SECURITY

Section 14.01         Collateral Documents.......................................................................79
Section 14.02         Security Interest During an Event of Default...............................................80



Section 14.03         Recording and Opinions.....................................................................80
Section 14.04         Release of Collateral......................................................................81
Section 14.05         Certificates of the Authority..............................................................82
Section 14.06         Certificates of the Trustee................................................................82
Section 14.07         Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.........82
Section 14.08         Authorization of Receipt of Funds by the Trustee Under the Collateral Documents............83
Section 14.09         Termination of Security Interest...........................................................83

                                            ARTICLE FIFTEEN MISCELLANEOUS

Section 15.01         Trust Indenture Act Controls...............................................................83
Section 15.02         Notices....................................................................................83
Section 15.03         Communication by Holders of Notes with Other Holders of Notes..............................84
Section 15.04         Certificate and Opinion as to Conditions Precedent.........................................85
Section 15.05         Statements Required in Certificate or Opinion..............................................85
Section 15.06         Rules by Trustee and Agents................................................................85
Section 15.07         No Personal Liability of Tribe or Certain Individuals......................................85
Section 15.08         Governing Law..............................................................................86
Section 15.09         Consent to Jurisdiction....................................................................86
Section 15.10         No Adverse Interpretation of Other Agreements..............................................86
Section 15.11         Successors.................................................................................86
Section 15.12         Severability...............................................................................86
Section 15.13         Counterpart Originals......................................................................86
Section 15.14         Acts of Holders............................................................................87
Section 15.15         Benefit of Indenture.......................................................................88
Section 15.16         Table of Contents, Headings, Etc...........................................................88
Section 15.17         IGRA Savings Provisions....................................................................88


                         Part I - Applicant Information

                                    Exhibits

Exhibit A    FORM OF NOTE

Exhibit B    FORM OF CERTIFICATE OF TRANSFER

Exhibit C    FORM OF CERTIFICATE OF EXCHANGE

Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

                  INDENTURE dated as of November 7, 2003 among the River Rock Entertainment Authority, an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation, the Tribe (as defined below) and U.S. Bank National Association, a national banking association, as Trustee.

                  The Authority (as defined below), the Tribe and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9 3/4% Senior Notes due 2011:

                                  ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

                  "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, became a Subsidiary of, or substantially all of its business and assets were acquired by, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, or substantially all of its business and assets being acquired by, such specified Person; and

                  (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Additional Notes" means Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.08 hereof as part of the same series as the Initial Notes and will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person or any Person who is a council member, director or officer of such Person, or any Person described above; provided that every member of the Tribe shall be deemed an Affiliate of the Authority solely by virtue of such Person's membership in the Tribe. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary or other intermediary that apply to such transfer or exchange.

                  "Arbitration Provisions" means Ordinance 03-10-25-005 of the Tribe, entitled Dry Creek Arbitration Ordinance of 2003.

                  "Asset Sale" means the sale, lease, conveyance or other disposition of any assets or rights; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the Gaming Assets of the Authority shall be governed by the provisions of Section 4.14 and not by the provisions of Section 4.09 hereof.

                  Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to the Authority of less than $1.0 million;

                  (2) the sale or lease of inventory, receivables or other assets in the ordinary course of business;

                  (3) dispositions of Gaming Equipment in the ordinary course of business pursuant to an established program for the maintenance and upgrading of this equipment;

                  (4) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof;

                  (5) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Authority;

                  (6) any exchange of assets by the Authority in exchange for assets with a fair market value at least equal to the fair market value of the assets disposed of and which are to be used or are useful in any Gaming Business;

                  (7) any operating lease or sublease;

                  (8) the sale or other disposition of cash or Cash Equivalents;

                  (9) any Event of Loss;

                  (10) the creation of a Permitted Lien; and

                  (11) the conveyance of real property to the United States to be held in trust for the Tribe.

                  "Authority" means the River Rock Entertainment Authority, an unincorporated instrumentality wholly owned by the Tribe, created by Authority Ordinance.

                  "Authority Ordinance" means the Ordinance adopted by the Board of Directors of the Tribe creating the Authority.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

                  "BIA" means the Bureau of Indian Affairs.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the managing partner or partners of the partnership and, if a managing partner is a corporation, the board of directors of such corporation;

                  (3) with respect to the Authority, its board of directors;

                  (4) with respect to the Tribe, its board of directors; and

                  (5) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity (including an unincorporated organization), any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or equity;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash and Collateral Disbursement Agreement" means the Cash Collateral and Disbursement Agreement, dated as of the date of the Indenture, by and among U.S. Bank, National Association, as Disbursement Agent, Wells Fargo Bank, N.A., as Disbursement Agent, the Trustee, the Independent Construction Consultant, the Authority and the Tribe.

                  "Cash Equivalents" means, in each case including, without limitation, all amount held in the Collateral Accounts:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank chartered or organized in the United States and having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

                  (6) a money market fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, if such fund has assets of not less than $500.0 million.

                  "Cash Flow" means, with respect to any specified Person for any period, the Net Income of that Person for that period; plus:

                  (1) an amount equal to any extraordinary loss plus the amount of any net loss realized by that Person in connection with an Asset Sale, to the extent those losses were deducted in computing Net Income; plus

                  (2) Interest Expense of that Person for the relevant period, whether paid or accrued to the extent that this expense was deducted in computing Net Income; plus

                  (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and, without duplication, other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that Person for the relevant period to the extent that depreciation, amortization and other non-cash expenses were deducted in computing Net Income; plus

                  (4) any pre-opening expenses incurred in connection with the Project to the extent that such Service Payment was deducted in computing Net Income; plus

                  (5) without duplication, non-cash items increasing Net Income for the relevant period, other than the accrual of revenue in the ordinary course of business; plus to the extent not included in computing such Net Income, any revenues received or accrued by the Authority from any Person (other than the Authority) in respect of any Investment for such period.

                  "CGCC" means the California Gambling Control Commission.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the Authority ceases to be a wholly-controlled unit, instrumentality, enterprise or subdivision of the government of the Tribe;

                  (2) the Authority cease to have the exclusive legal right to operate the Project in accordance with the Authority Ordinance;

                  (3) the Authority sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the Gaming Assets to, or consolidates or merges with or into, any other Person; or

                  (4) the adoption of a plan relating to the liquidation or dissolution of the Authority.

                  "Closing Date" means November 7, 2003.

                  "Collateral" means all "collateral" referred to in the Collateral Documents.

                  "Collateral Accounts" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

                  "Collateral Documents" means, collectively, the Pledge and Security Agreement, the Intercreditor Agreement, the Cash Collateral and Disbursement Agreement, the Control Agreement, all UCC filings related to the security interests granted by any of the foregoing documents and any other document or instrument providing for a lien on or security interest in any real or personal tangible or intangible property as security for any or all of the obligations of the Authority and the Tribe under the Indenture and the Notes or any of the foregoing documents.

                  "Compact" means the Tribal-State Compact between the Tribe and the State of California pursuant to IGRA, concerning which approval by the Secretary of Interior was published in the Federal Register on May 16, 2000, as the same may from time to time be amended, or such other compact between such parties as may be substituted therefore.

                  "Construction Escrow Account" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

                  "Control Agreement" means any Control Agreement, dated as of the date of the Indenture, by and among the Tribe, the Authority, the Trustee and the respective clearing bank.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 15.02 hereof or such other address as to which the Trustee may give notice to the Authority.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note, bearing the Financial Source Legend, registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Authority to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Authority may not repurchase or redeem any such Capital Stock unless such repurchase or redemption complies with Section 4.07 hereof.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Loss" means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.07(f) hereof.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Expansion Project" means the three parking structures, and related infrastructure improvements, in substantially the form more fully described in the Offering Memorandum.

                  "FF&E" means furniture, fixture and equipment, including Gaming Equipment, used in connection with any Gaming Business.

                  "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which shall be used to finance the acquisition by the Authority of FF&E used in connection with the Project whether or not secured by a Lien on such FF&E provided that such Indebtedness does not exceed the fair market value of such FF&E at the time of its acquisition.

                  "Financial Source" means, within the meaning of Section 6.4.6 of the Compact, any person extending financing, directly or indirectly, to the Tribe's gaming facility or gaming operation.

                  "Financial Source Legend" means the legend set forth in
Section 2.07(g)(iii) to be placed on all Notes issued under this Indenture.

                  "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Cash Flow of that Person for that period to the Fixed Charges of that Person for that period. In the event that the specified Person incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Cash Flow for that reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

                  (2) the Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to those Fixed Charges shall not be obligations of the specified Person following the Calculation Date.

                  "Fixed Charges" means, with respect to any specified Person for any period, the Interest Expense of that Person for that period, whether paid or accrued.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or Governmental Accounting Standards Board, as applicable, or in other statements by other entities that have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Gaming Assets" means any and all real, mixed and personal property of the Authority, and all real, mixed and personal property of the Tribe and all Affiliates of the Tribe that is (a) associated with, or reasonably related and beneficial to, the Gaming Business of the Authority or (b) reflected on the balance sheet of the Gaming Business of the Authority as an instrumentality of the Tribe as of December 31, 2002 or any subsequent balance sheet of the Gaming Business or the Authority. "Gaming Assets" in any event includes without limitation (i) the Project, (ii) all tangible and intangible property of the Authority associated with, or reasonably related and beneficial to, the Gaming Business of the Authority, including without limitation all gaming, hotel, entertainment, transportation, restaurant and related equipment, all intellectual property associated with the Gaming Business of the Authority, the books and records thereof and all office equipment and receptacles associated therewith, and (iii) all revenues of the Authority derived from the Gaming Business of the Authority, exclusive of revenues of the Authority distributed to the Tribe or its members as permitted by this Indenture, provided that Gaming Assets shall not include property that is not used in a trade, business, or other commercial undertaking so long as such property was not financed in whole or in part by proceeds of the Notes or proceeds of property so financed, and the use of such property is not material to the operations or financial condition of the Gaming Business of the Authority.

                  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, the Tribe, any state, province or any city or other political subdivision whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Authority, including the Tribal Gaming Commission and any division of the Tribe having such authority.

                  "Gaming Business" means the Class II and Class III Gaming (as such terms are defined in IGRA) business and any activity or business incidental, related, complementary or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including without limitation any hotel, entertainment, transportation, recreation or other activity or business designed to promote, market, support, develop, construct or enhance a casino gaming business.

                  "Gaming Equipment" means a "gaming device" as defined in the Compact.

                  "Gaming License" means every license, permit, franchise or other authorization from any Gaming Authority required on the date hereof or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Tribe or the Authority, including all licenses granted under the Tribal Gaming Ordinance, and the regulation promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

                  "Global Note Legend" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means, individually and collectively, the Restricted Global Note and the Unrestricted Global Note, substantially in the form of Exhibit A hereto, bearing the Financial Source Legend and the Global Note Legend and issued in accordance with Section 2.01, 2.07(b)(iii), 2.07(d)(ii) or 2.07(f) of this Indenture.

                  "Government Securities" means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Authority, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as a custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name a Note is registered.

                  "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss. 2701 et seq., as the same may from time to time be amended.

                  "Indebtedness" means, with respect to any specified Person and without duplication, any liability of such Person, whether or not contingent,

                  (1) for borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

                  (6) representing any Hedging Obligations; and

                  (7) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and the amount of that Person's obligation for the redemption, repayment or other repurchase of Disqualified Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date shall be:

                     (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                     (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Construction Consultant" means Merritt & Harris, Inc., or any permitted replacement independent construction consultant.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means the $200,000,000 of aggregate principle amount of Notes issued under this Indenture on the date hereof.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date of this Indenture, by and among the Tribe, the Authority, Dry Creek Casino, LLC and the Trustee.

                  "Interest Expense" means, with respect to any Person for any period:

                  (1) the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person, including, but not limited to:

                     (a) imputed interest included in Capital Lease Obligations,

                     (b) all net commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                     (c) the net effect of all payments made or received pursuant to Hedging Obligations,

                     (d) amortization of other financing fees and expenses,

                     (e) the interest portion of any deferred payment obligation,

                     (f) amortization of discount or premium, if any, and

                     (g) all other non-cash interest expense (other than one-time write-offs of debt issuance costs),

                  plus, without duplication;

                  (2) all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Stock (other than dividends paid or payable in shares of Capital Stock of the Authority), les the amortization of deferred financing costs associated therewith.

                  "Investments" means, with respect to any Person, all direct or indirect investments by that Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  The acquisition by the Authority of a Person that holds an Investment in any third Person shall be deemed to be an Investment by the Authority in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

                  "Issue Date" means the date on which the initial $200.0 million in aggregate principal amount of the Notes were originally issued under this Indenture.

                  "Key Project Assets" means:

                  (1) any real property or interest in real property comprising the Project held in trust for the Tribe by the United States,

                  (2) any improvement to the real property comprising the Project (but excluding any real property improvements determined by the Authority to be no longer useful to the operation of the Project), and

                  (3) any business records of the Authority or the Tribe relating to the operation of the Project.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Authority and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Make Whole Premium" means with respect to a Note at any redemption date, the greater of (i) 1% of the principal amount of such Note or
(ii) the excess of (A) the present value of (1) the redemption price of such Note at November 1, 2007 (as set forth in the table included in Section 3.07) plus (2) all required interest payments due on such Note through and including November 1, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

                  "Minimum Facilities" means a casino which has in operation at least 1,500 slot machines, 13 table games, restaurants with seating for at least 225 people and parking for at least 1,400 vehicles when operated by valet.

                  "Moody's" means Moody's Investors Service and any successor thereof.

                  "Net Income" means, with respect to any specified Person for any period:

                  (1) the net income (loss) of that Person before distributions to Tribe for that period, determined in accordance with GAAP, excluding, however,

                     (a) any gain (but not loss), together with any related provision for taxes on that gain (but not loss), realized in connection with: (i) any Asset Sale or (ii) the disposition of any securities by that Person or the extinguishment of any Indebtedness of that Person; and

                     (b) any extraordinary gain (but not loss), together with any related provision for taxes on that extraordinary gain (but not loss); and

                     (c) the non-cash effect on net income for that period of any change in the fair value of a Hedging Obligation of the Authority; and

                     (d) the cumulative effect of a change in accounting principles; less

                  (2) to the extent included in determining the net income
         (loss) of that Person for that period, in the case of any Person that is a partnership or a limited liability company, the amount of withholding for tax purposes of such Person for such period.

                  "Net Loss Proceeds" means the aggregate cash proceeds received by the Authority in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation award or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss.

                  "Net Proceeds" means the aggregate cash proceeds received by the Authority or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, any relocation expenses incurred as a result of the Asset Sale and any taxes paid or payable by the Authority as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.

                  "NIGC" means the National Indian Gaming Commission.

                  "Non-Recourse Debt" means Indebtedness (i) as to which the Authority (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Authority to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (iii) as to which such Indebtedness specifies that the lenders thereunder shall not have any recourse to the equity or assets of the Authority.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" means the 9 3/4% Senior Notes due 2011 of the Authority issued on the date hereof and the Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Authority.

                  "Offering Memorandum" means the offering memorandum of the Authority for the offering of the Notes, dated November 4, 2003.

                  "Officer" means, with respect to any Person, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Authority by at least two Officers of the Authority, one of whom must be the chairman, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority, that meets the requirements of Section 15.05 hereof.

                  "Operating" means that:

                  (1) no Gaming License has been revoked or suspended;

                  (2) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Project have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Authority, the Authority has sufficient funds to discharge such Liens;

                  (3) the Project is in a condition (including the installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

                  (4) the Project is open to the general public and operating with the Minimum Facilities in accordance with applicable law; and

                  (5) the Project is open to the general public and operating in accordance with applicable law in all material respects.

                  "Operating Account" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

                  "Operating Expenses" means the current expenses of operation, maintenance and repair of the Project. "Operating Expenses" shall include wages, salaries, benefits and bonuses to personnel, the cost of materials and supplies used for current operation and maintenance, security costs, utility expenses, trash removal, cost of goods sold and advertising and marketing expenses, insurance premiums and the reasonable, actual out-of-pocket expenses of the Tribal Gaming Commission. "Operating Expenses" shall not include any of the following: interest expense or any other payment in respect of any Indebtedness, capital lease payments (excluding capital lease payments with respect to gaming devices and other equipment required for the regular operations of the Project), any allowance for depreciation, renewals or replacement of capital assets and any other non-cash charges.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
15.05 hereof; provided, however, that such legal counsel shall not be an employee of, or internal counsel to, the Authority, the Tribe, or any of their Subsidiaries.

                  "Ownership Interest" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any member of the Board of Directors or other executive office of such Person.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depository.

                  "Permitted Investments" means any of the following items:

                  (1) any Investment in the Authority;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Authority in a Person, if as a result of that Investment the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Authority;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof;

                  (5) payroll advances to employees of the Authority for travel, entertainment and relocation expenses in the ordinary course of business;

                  (6) any Investments in any Persons engaged in the Gaming Business in an aggregate amount of up to $2.5 million;

                  (7) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms; and

                  (8) Investments related to Hedging Obligations, so long as such Hedging Obligations are not used for speculative purposes.

                  "Permitted Liens" means:

                  (1) Liens on the assets of the Authority created by the Indenture and the Collateral Documents securing the Notes;

                  (2) Liens in favor of the Authority;

                  (3) Liens existing on this date of this Indenture;

                  (4) Liens to secure Indebtedness that was permitted to be incurred pursuant to permitted FF&E Financing;

                  (5) Liens on property existing at the time of acquisition thereof by the Authority; provided that those Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property;

                  (6) Liens on property of a Person existing at the time such Person is merged with or into the Authority; provided that such Liens were in existence prior to the contemplation of such merger and do not extend to any assets other than those of the Person merged with or into or consolidated with the Authority;

                  (7) Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (9) leases or subleases permitted pursuant to the terms of this Indenture and that are granted to others and do not in any material respect interfere with the business of the Authority;

                  (10) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (12) Liens arising as a result of easements, survey exceptions, title defects, restrictions, encumbrances reservation of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property which, in the aggregate, do not materially interfere with the ordinary course of the business of the Authority;

                  (13) Liens incurred in the ordinary course of business of the Authority with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially impair the operation of business by the Authority; provided, however, it is acknowledged that Permitted Liens will not include any Lien on the land held in trust for the Tribe by the United States or any real property interest therein, including the buildings, improvements and fixtures, which will give the holder thereof a proprietary interest in any gaming activity as prohibited by
         Section 11(b)(2)(A) of IGRA;

                  (14) Liens created by or resulting from any legal proceeding with respect to which the Authority is prosecuting an appeal or other proceeding for review and the Authority is maintaining adequate reserves in accordance with GAAP;

                  (15) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default; and

                  (16) extensions, renewals or refunding of any Liens referred to in clauses (1) through (13) above, provided that the renewal, extension or refunding is limited to all or part of the assets or property securing the original Lien.

                  "Permitted Payments" means any of the following items:

                  (1) payments to the Tribe in an amount not to exceed $500,000 per month;

                  (2) payments for actual services, products or benefits rendered, performed or delivered in the ordinary course of business of the Authority, which are reasonably necessary or desirable to the operation of the Authority, not to exceed the amount that would otherwise be paid for such services, products or benefits to a third-party in an arm's-length transaction, provided such services do not include payments or fees for government overhead of the Tribe or any unit thereof;

                  (3) any pro rata allocation of the Authority's portion of actual third-party costs paid by the Tribe for the direct benefit of the Authority;

                  (4) allocated costs of employee benefits for employees of the Authority paid by the Tribe, including allocated costs of third-party administration, provided that such allocation does not include payments or fees for any government overhead of the Tribe or any unit thereof;

                  (5) allocated costs of providing police, fire, medical, sewage, water, and other municipal or similar services to the Authority paid by the Tribe, not to exceed the pro rata portion of the actual out-of-pocket cost to the Tribe or any unit thereof;

                  (6) payments in an amount equal to reasonable, actual out-of-pocket expenses of the Tribal Gaming Commission;

                  (7) payments with respect to the Construction Contracts;

                  (8) payments of any costs incurred by the Tribe or the Authority to purchase land or make improvements thereto in an amount of up to $1 million, which land or improvements are complementary or incidental to, or useful in the business of the Authority;

                  (9) payments consisting of funds released from the Construction Escrow Account pursuant to the terms of the Cash Collateral and Disbursement Agreement; and

                  (10) payments made in accordance with the Intercreditor Agreement and Section 4.2.4 of the Cash Collateral and Disbursement Agreement.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Authority issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Authority (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

                  (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated the date of the Indenture, by and among the Tribe, the Authority and the Trustee.

                  "Private Placement Legend" means the legend set forth in
Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Project" means the multi-amenity gaming, food and entertainment complex, located on the Tribe's reservation in Geyserville, California, consisting of the facilities now existing and the Expansion Project as it comes into being, as described in the Offering Memorandum.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualifying Institution" means each of the following institutions listed in subsection (f) of the State Bond Regulation, so long as the institution, acting for its own account or the accounts of other entities listed below, in the aggregate owns at least $100,000,000 of securities of issuers that are not affiliated with the institution:

                  (1) any federal-regulated or state-regulated bank or savings association or other federal- or state-regulated lending institution;

                  (2) any company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state;

                  (3) any investment company registered under the federal Investment Company Act of 1940 (15 U.S.C. sec. 80a-1 et seq.);

                  (4) any retirement plan established and maintained by the United States, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

                  (5) any employee benefit plan within the meaning of Title I of the federal Employee Retirement Income Security Act of 1974 (29 U.S.C. sec. 1001 et seq.);

                  (6) any securities dealer registered pursuant to the Exchange Act; or

                  (7) any entity, all of the equity owners of which individually meet the criteria of this definition.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 7, 2003, by and among the Authority and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Authority and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Authority to the purchaser of Additional Notes to register such Additional Notes under the Securities Act.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Revenue Account" has the meaning set forth in the Pledge and Security Agreement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Service Payment" means payments to the Tribe by the Authority in an amount of up to $500,000 per month, commencing with the first full month after the date of the issuance of the Notes which amount shall increase by 4% per annum on each anniversary of the first day of such month; provided, however, that the Service Payment with respect to any month shall be reduced by the amount of payments made in connection with the Gaming Business of the Authority under the Tribal Tax Code during the immediately preceding month.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "S&P" means Standard & Poor's Ratings Group and any successor thereof.

                  "State Bond Regulation" means Regulation CGCC-2 of the California Gambling Control Commission, as the same may be amended, supplemented, restated or replaced from time to time.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Indebtedness" means any Indebtedness which by its terms is expressly subordinate in right of payment in any respect to the payment of any obligation on the Notes.

                  "Subsidiary" means:

                  (1) with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other subsidiaries of that Person (or a combination thereof); and

                  (2) any instrumentality or subdivision or subunit of the Authority that has a separate legal existence or status or whose property and assets would not otherwise be bound by the terms of this Indenture.

                  The Tribe and any other Authority of the Tribe that is not also an Authority of the Authority shall not be a Subsidiary of the Authority.

                  "TIA" means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

                  "Total Assets" means, with respect to any Person, the aggregate of all assets of such Person and its subsidiaries as would be shown on the balance sheet of such Person prepared in accordance with GAAP.

                  "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Authority, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to November 1, 2007; provided, however, that if the period from the redemption date to November 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Tribal Gaming Ordinance" means the Tribal Gaming Ordinance of the Tribe adopted on April 8, 1997.

                  "Tribal Tax Code" means, for purposes of this Indenture, any sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other tax (other than income tax) that the Tribe may from time to time impose on the Authority, their patrons or operations; provided, however, that the rate and scope of such taxes shall not be more onerous than equivalent taxes imposed by the State of California and local subdivisions thereof.

                  "Tribe" means the Dry Creek Rancheria Band of Pomo Indians, a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C. ss. 476, et seq.

                  "Trustee" means U.S. Bank National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UCC Provision" means Ordinance No. 03-10-25-004 of the Tribe, entitled Dry Creek Governmental Secured Transaction Code.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between that date and the making of the payment; by

                  (2) the then outstanding principal amount of that Indebtedness.

Section 1.02      Other Definitions


                                                                  Defined
                                                                    in
        Term                                                       Section
        ----                                                       -------
        "AAA".................................................      11.01
        "Affiliate Transaction"...............................       4.10
        "Applicable Courts"...................................      11.01
        "Asset Sale Offer"....................................       3.09
        "Authentication Order"................................       2.02
        "Change of Control Offer".............................       4.14
        "Change of Control Payment"...........................       4.14
        "Change of Control Payment Date"......................       4.14
        "Covenant Defeasance".................................       8.03
        "DTC".................................................       2.04
        "Event of Default"....................................       6.01
        "Event of Loss Offer".................................       4.19
        "Excess Proceeds".....................................       4.09
        "incur"...............................................       4.08
        "Legal Defeasance"....................................       8.02
        "Offer Amount"........................................       3.09
        "Offer Period"........................................       3.09
        "Paying Agent"........................................       2.04
        "Payment Default".....................................       6.01
        "Permitted Claims"....................................      11.01
        "Permitted Debt"......................................       4.08
        "Permitted Party".....................................      11.01
        "Purchase Date".......................................       3.09
        "Registrar"...........................................       2.04
        "Related Judgment"....................................      15.09
        "Related Proceedings".................................      15.09
        "Restricted Payments".................................       4.07
        "Specified Courts"....................................      15.09

Section 1.03      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Authority and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;
         and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE TWO
                                    THE NOTES

Section 2.01      Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Authority, the Tribe and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

Section 2.02      Execution and Authentication.

                  Two Officers of the Authority shall sign the Notes for the Authority by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Authority signed by two Officers of the Authority (an "Authentication Order"), authenticate for original issue $200.0 million principal amount of Initial Notes and the aggregate principal amount of any Additional Notes issued in accordance with this Indenture.

                  The Trustee may appoint an authenticating agent acceptable to the Authority to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Authority.

Section 2.03      Methods of Receiving Payments on the Notes.

                  If a Holder of $1.0 million or more in principal amount of Notes has given wire transfer instructions to the Authority, the Authority will pay all principal, interest and premium on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Authority elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04      Registrar and Paying Agent.

                  The Authority shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Authority may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Authority may change any Paying Agent or Registrar without prior notice to any Holder. The Authority shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Authority fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Authority may act as Paying Agent or Registrar.

                  The Authority initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Authority initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. Any successor Registrar or Paying Agent shall be (i) a federally regulated or state regulated bank, savings and loan, or other federally or state regulated lending institution, (ii) a Person licensed under the Compact or (iii) a Person exempted from such licensing requirement by the Tribal Gaming Commission.

Section 2.05      Paying Agent to Hold Money in Trust.

                  The Authority shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Authority in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Authority at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Authority) shall have no further liability for the money. If the Authority acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Authority, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Authority shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Authority shall otherwise comply with TIA ss. 312(a). Prior to the Closing Date, the Authority shall deliver to the Trustee a list of all Persons who have been licensed by the Tribal Gaming Commission as a Financial Source under the Compact, and all such Persons who have been registered under the State Bond Regulation with respect to providing financing to the Tribe or have been otherwise found suitable for licensure by the California Gambling Control Commission in accordance with the Compact. Within 5 business days, the Authority shall in writing notify the Trustee of the identity of (i) each person who becomes licensed by the Tribal Gaming Commission as a Financial Source after the Closing Date, and (ii) each person whose license as a Financial Source is terminated or not renewed by the Tribal Gaming Commission.

Section 2.07      Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any successor Depository shall be a "clearing corporation," as defined in Section 8102(f) of the California Uniform Commercial Code or otherwise exempted from the requirement to be licensed as a Financial Source, unless such Person is not a Financial Source. All Global Notes shall be exchanged by the Authority for Definitive Notes if (i) the Authority delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Authority within 120 days after the date of such notice from the Depositary; (ii) the Authority in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section
         2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Note shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                           (i) Transfer of Beneficial Interests in the Same
                  Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial
                  Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
                  Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Authority in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Note. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.

                           (iii) Transfer and Exchange of Beneficial Interests
                  in the Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in the Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note if the exchange or transfer complies with the requirements of
                  Section 2.07(b)(ii) above and:

                                    (A) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                                    (B) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                           Broker-Dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                                    (1) if the Holder of such beneficial
                           interest in the Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the Holder of such beneficial
                           interest in the Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when the Unrestricted Global Note has not yet been issued, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate the Unrestricted Global Note in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in the Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in the Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                           (i) Beneficial Interests in the Restricted Global
                  Note to Restricted Definitive Notes. If any Holder of a beneficial interest in the Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the Holder of such beneficial
                           interest in the Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (B) if such beneficial interest is being
                           transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such beneficial interest is being
                           transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D) if such beneficial interest is being
                           transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such beneficial interest is being
                           transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F) if such beneficial interest is being
                           transferred to the Authority, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (G) if such beneficial interest is being
                           transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Authority shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest in the Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
Note issued in exchange for a beneficial interest in the Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Beneficial Interests in the Restricted Global
                  Note to Unrestricted Definitive Notes. A Holder of a beneficial interest in the Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                                    (B) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                           Broker-Dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                                    (1) if the Holder of such beneficial
                           interest in the Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the Holder of such beneficial
                           interest in the Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in the Unrestricted Global Note to Unrestricted Definitive Notes. If any Holder of a beneficial interest in the Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Authority shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.07(c)(iv) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                           (i) Restricted Definitive Notes to Beneficial
                  Interests in the Restricted Global Note. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the Holder of such Restricted
                           Definitive Note proposes to exchange such Note for a beneficial interest in the Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (B) if such Restricted Definitive Note is
                           being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such Restricted Definitive Note is
                           being transferred to the Authority, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (D) if such Restricted Definitive Note is
                           being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Restricted Global Note.

                           (ii) Restricted Definitive Notes to Beneficial
                  Interests in the Unrestricted Global Note. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in the Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note only if:

                                    (A) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                                    (B) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                           Broker-Dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following:

                                             (1) if the Holder of such
                                    Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                             (2) if the Holder of such
                                    Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

                           (iii) Unrestricted Definitive Notes to Beneficial
                  Interests in the Unrestricted Global Note. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in the Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when the Unrestricted Global Note has not yet been issued, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate the Unrestricted Global Note in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                           (i) Restricted Definitive Notes to Restricted
                  Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
                           Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer will be made pursuant to
                           Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C) if the transfer will be made pursuant to
                           any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
                           (3) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted
                  Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (A) such exchange or transfer is effected
                           pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                                    (B) any such transfer is effected pursuant
                           to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                           Broker-Dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Authority to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Unrestricted Definitive Notes to Unrestricted
                  Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) the Unrestricted Global Note in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Restricted Global Note tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Authority, and (ii) Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount at maturity of the Restricted Global Note to be reduced accordingly, and the Authority shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount at maturity. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless, in the case of clauses (i) and (ii) below only, specifically stated otherwise in the applicable provisions of this Indenture.

                           (i) Private Placement Legend. Except as permitted
                  below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE INSTRUMENTALITY THAT

                                    (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR
                           OTHERWISE TRANSFERRED ONLY

                                            (i)(a) TO A PERSON WHO THE SELLER
                           REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
                           ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT,
                           (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE INSTRUMENTALITY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE INSTRUMENTALITY SO REQUESTS),

                                            (ii) TO THE INSTRUMENTALITY, OR

                                            (iii) PURSUANT TO AN EFFECTIVE
                           REGISTRATION STATEMENT AND, IN EACH CASE, IN
                           ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED
                           STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                                    (B) THE HOLDER SHALL, AND EACH SUBSEQUENT
                           HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  Notwithstanding the foregoing, any Global Note or Definitive
                  Note issued pursuant to subparagraph (b)(iv), (c)(ii),
                  (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
                  Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear
                  a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE INSTRUMENTALITY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                           (iii) Financial Source Legend. Notwithstanding
                  anything to the contrary contained in this Indenture, each Global Note and each Definitive Note issued under this Indenture (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PURCHASER IS LICENSED AS A LENDER PURSUANT TO THE DRY CREEK RANCHERIA BAND OF POMO INDIANS' TRIBAL-STATE GAMING COMPACT OR IS EXEMPTED FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENT ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE INSTRUMENTALITY.

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and
                  exchanges, the Authority shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of the Authority's Authentication Order or at the Registrar's request.

                           (ii) No service charge shall be made to a Holder of a
                  beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Authority may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.09, 4.14 and 9.05 hereof).

                           (iii) The Registrar shall not be required to register
                  the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued
                  upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Authority shall not be required (A) to issue,
                  to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
                  3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (vi) Prior to due presentment for the registration of
                  a transfer of any Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Authority shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global Notes and
                  Definitive Notes in accordance with the provisions of Section
                  2.02 hereof.

                           (viii) All certifications, certificates and Opinions
                  of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (ix) Each Holder of a Note agrees to indemnify the
                  Authority and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

                           (x) The Trustee shall have no obligation or duty to
                  monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global
                  Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08      Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or the Authority and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Authority shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Authority, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Authority to protect the Authority, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Authority may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Authority and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09      Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Authority or an Affiliate of the Authority holds the Note.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount at maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Authority or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10      Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Authority, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.


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

Section 2.11      Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Authority may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Authority considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Authority shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12      Cancellation.

                  The Authority at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Authority. The Authority may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13      Reserved.



Section 2.14      CUSIP Numbers.

                  The Authority in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Authority shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE THREE
                           REDEMPTION AND PREPAYMENT;
                           SATISFACTION AND DISCHARGE

Section 3.01      Notices to Trustee.

                  If the Authority elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, unless the Trustee is willing to accept a shorter period, an Officers Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among those Holders of the Notes whose Notes are permitted by Article Thirteen hereof to be redeemed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption and which are permitted by Article Thirteen hereof to be redeemed; provided that if an Event of Default has occurred and payments on the Notes have been accelerated in accordance herewith, such selection shall not occur until the Trustee has provided notice to the Holders as required by Section 6.02 hereof.

                  The Trustee shall promptly notify the Authority in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03      Notice of Redemption.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Authority shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Authority defaults in making such redemption payment and interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.


                  At the Authority's request, the Trustee shall give the notice of redemption in the Authority's name and at its expense; provided, however, that the Authority shall have delivered to the Trustee, at least 45 days prior to the redemption date, unless the Trustee is willing to accept a shorter period, an Officers Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to Article Thirteen hereof. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption Price.

                  One Business Day prior to the redemption date, the Authority shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Authority any money deposited with the Trustee or the Paying Agent by the Authority in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Authority complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Authority shall issue and the Trustee shall authenticate for the Holder at the expense of the Authority a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07      Optional Redemption.

                  (a) Subject to the restrictions set forth in Article Thirteen, the Authority may, at any time prior to November 1, 2007 redeem all or part of the Notes, upon not less than 30 or more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof, plus the Make Whole Premium, accrued and unpaid interest thereon to the applicable redemption date.

                  (b) Except as set forth in clause (a) of this Section 3.07, the Authority shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to November 1, 2007. Thereafter, subject to the restrictions in Article Thirteen hereof, the Authority may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date):

                    Year                                     Percentage
                    ----                                     ----------
                    2007...............................      104.875%
                    2008...............................      102.438%
                    2009 and thereafter................      100.000%

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      Redemption Pursuant to Gaming Law.

                  (a) Notwithstanding any other provisions of this Article 3, if a Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable gaming law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or the Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period or any shorter period as may be required by a Gaming Authority, in each case as described above, for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (B) the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable or
         (ii) subject to the restrictions set forth in Article Thirteen, redeem the Notes of such Holder or Beneficial Owner at a price equal to (1) if such determination is made by the Tribal Gaming Commission or any other Gaming Authority of the Tribe, and not by the CGCC, the then-applicable redemption price as set forth in Section 3.07 or (2) in all other cases, the least of (A) 100% of the principal amount thereof, (B) the price at which such Holder or Beneficial Owner acquired the Notes and
         (C) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

                  (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any Trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

                  (c) The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

Section 3.09      Repurchase Offers.

                  In the event that, pursuant to Section 4.09 hereof, the Authority shall be required to commence an offer to all Holders to purchase their respective Notes (an "Asset Sale Offer"), it shall follow the procedures specified below and in any event this Section shall be subject to the restrictions in Article Thirteen hereof.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Authority shall purchase at the purchase price (as determined in accordance with Section 4.09 hereof) the maximum principal amount of Notes that are required to be purchased pursuant to Section 4.09 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Authority shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.09 hereof, and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Authority defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Authority, a depositary, if appointed by the Authority, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Authority, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth his name, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased pursuant to the terms of Section 3.02 hereof (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On the Purchase Date, the Authority shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the Authority in accordance with the terms of this Section 3.09. The Authority, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Authority for purchase, and the Authority, shall promptly issue a new Note. The Trustee, upon written request from the Authority shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Authority to the respective Holder thereof. The Authority shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  The Authority shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10      Application of Trust Money.

                  All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01      Payment of Notes.

                  The Authority shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Authority, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02      Maintenance of Office or Agency.

                  The Authority shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Notes and this Indenture may be served. The Authority shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Authority shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Authority may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Authority of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Authority shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Authority hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Authority in accordance with
Section 2.04 of this Indenture.

Section 4.03      Reports.

                  (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Authority will have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations for such filings:

                           (i) all quarterly and annual financial information
                  that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Authority was required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Authority's certified independent accountants; and

                           (ii) all current reports that would be required to be
                  filed with the Commission on Form 8-K if the Authority was required to file such reports.

                  (b) In addition, following the completion of the Exchange Offer, whether or not required by the Commission, the Authority shall file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such filing) and make such information available to prospective investors upon request if not obtainable from the Commission.

                  (c) For so long as any Notes remain outstanding, the Authority shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act if not obtainable from the Commission.

                  (d) The Authority shall file with the Trustee and provide to Holders of Notes, within 15 days after it files them with the NIGC, copies of all reports which the Authority is required to file with the NIGC pursuant to 25 C.F.R. Part 514 and with any Gaming Authority pursuant to the Compact.

Section 4.04      Compliance Certificate.

                  (a) The Authority shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Authority during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Authority has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Authority has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable entity is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 4.03(a) above shall be accompanied by a written statement of the Authority's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Authority has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Authority shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

                  The Authority shall pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

                  The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

                  The Authority shall not directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Authority's Equity Interests or to the direct or indirect Holders of the Authority's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Authority;

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Authority held by the Tribe or any Affiliate of the Tribe;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at or within 12 months immediately preceding the Stated Maturity thereof;

                  (4) make any payment or distribution to or on behalf of the Tribe (or any agency, instrumentality or political subdivision thereof) or make any distribution to or on behalf of the members of the Tribe, other than (i) Permitted Payments, and (ii) Service Payments, but in the case of Service Payments only if, at the time of making any such Service Payment, no Default in the payment when due of any principal, interest or premium on the Notes, if any, has occurred and is continuing and no Event of Default has occurred and is continuing, and the Expansion Project has been open and fully operational for 90 consecutive days as more fully described in the Offering Memorandum, and the Authority delivers (a) an Officers' Certificate to the Trustee to such effect in the form attached hereto as Exhibit E and (b) a Certificate of the Independent Construction Consultant to such effect as relates to the Expansion Project only; provided, however, that this clause (4) shall not prohibit the distribution in any calendar month of that portion of the Service Payment that such foregoing proviso would have permitted to be distributed in any prior calendar month but that was not so distributed; or

                  (5) make any Restricted Investment;

(all payments and other actions set forth in clauses (1) through (5) being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to the Restricted Payment:

                  (a) no Default or Event of Default has occurred and is continuing or would occur as a result thereof;

                  (b) the Authority would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.08 hereof; and

                  (c) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Authority after the date hereof (excluding Restricted Payments permitted by clauses (1), (2), and (3) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (i) 50% of the Net Income of the Authority for the
                  period (taken as one accounting period) from October 1, 2003 to the end of its most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if such Net Income for this period is a deficit, less 100% of this deficit); plus

                           (ii) 100% of the aggregate net cash received by the
                  Authority since the date hereof as a contribution to the Authority's common equity capital or from the issue or sale of Equity Interests of the Authority (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable debt securities of the Authority that have been converted into or exchanged for Equity Interests of the Authority; plus

                           (iii) to the extent that any Restricted Investment
                  that was made after the date hereof is sold, liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to that Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of that Restricted Investment.

                  So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

                  (1) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Authority or of any Equity Interests of the Authority in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution or sale of, other Equity Interests of the Authority (other than Disqualified Stock); provided that the amount of the net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) above;

                  (2) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Authority with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; and

                  (3) the redemption or repurchase of any debt or equity securities of the Authority required by, and in accordance with any order of any Gaming Authority; provided, however, that the Authority has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so.

                  The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Authority pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued pursuant to this Section 4.07 shall be determined by a majority of the Authority's Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Authority's Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $2.0 million. Not later than the date of making any Restricted Payment, the Authority shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  Notwithstanding any of the foregoing, at any time after the Expansion Project has been open and fully operational for 90 consecutive days, if:

                  (1) no Default or Event of Default has occurred and is continuing,

                  (2) the Authority would, after giving effect to the Restricted payment, have at least $15.0 million of cash and Cash Equivalents;

                  (3) the ratio of the Authority's outstanding Indebtedness, net of cash and Cash Equivalents, to Cash Flow for the Authority's most recently ended four fiscal quarters (taken as one accounting period) for which internal financial statements are available would, after giving effect to the Restricted Payment, be no greater than 2.0:1; and

                  (4) the ratings of the Notes (and the Exchange Notes) by each of Moody's and S&P are equal to or higher than the respective ratings of the Notes by each of such rating agencies on the date of the Indenture and, if equal, shall not be accompanied by a negative outlook from such rating agency, then the provisions preceding this sentence in this Section 4.07 (the "Suspended Covenant") shall no longer be applicable to the Notes from and after such time; provided, however, that if at any time thereafter any of the criteria set forth in clauses (1) through (3) above in this sentence ceases to be satisfied, the Suspended Covenant shall be automatically reinstated (the "Reinstated Covenant") and all transactions by the Authority that occurred during the time that such covenant was suspended and that would have violated such covenant had such covenant been in effect at the time shall be deemed not to constitute a Default or an Event of Default, as the case may be, and shall be deemed to have been in compliance with such covenant for all purposes; provided, further, that thereafter all transactions by the Authority occurring on or after the date on which the Suspended Covenant has been reinstated shall be required to be in compliance with the Reinstated Covenant and the amount available for Restricted Payments pursuant to paragraph (c) of the Reinstated Covenant on or after the date on which the Suspended Covenant has been reinstated shall be equal to the greater of (x) the amount that would have been available for Restricted Payments pursuant to such paragraph (c) on such date had the Suspended Covenant never been suspended and after giving effect to all Restricted Payments made through such date or (y) zero. Any reinstatement of the Suspended Covenant as described in the foregoing sentence shall not preclude the subsequent suspension of the Reinstated Covenant and reinstatement of the Suspended Covenant in accordance with the terms of this paragraph.

Section 4.08      Incurrence of Indebtedness and Issuance of Disqualified Stock.

                  The Authority will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Authority will not issue any Disqualified Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of this Indebtedness, the Authority may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the period comprising the Authority's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred (or if such Indebtedness is incurred prior to May 15, 2004, the period comprising such lesser number of full fiscal quarters subsequent to April 1, 2003 as for which such financial statements are so available), would have been at least 2.5 to 1 if such Indebtedness is incurred prior to June 30, 2006, and
3.0 to 1 thereafter, in each case determined on a pro-forma basis for such period (including a pro-forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such period. Notwithstanding the foregoing, the Authority will not issue any Disqualified Stock or any type of Capital Stock that would cause the Authority not to be lawfully conducting gaming operations in compliance with IGRA.

                  The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"), so long as at the time of incurrence, no Default or Event of Default has occurred and is continuing or would be caused thereby:

                  (a) the incurrence by the Authority of unsecured Indebtedness and FF&E Financing in an aggregate amount not in excess of $20.0 million, provided, that (1) the principal amount of such FF&E Financing does not exceed the cost (including installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof, (2) no Indebtedness incurred under the Indenture is used for the purchase or lease of such FF&E and
(c) the aggregate principal amount of such FF&E Financing, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any FF&E Financing incurred pursuant to this clause, does not exceed $12.5 million outstanding at any time;

                  (b) the incurrence by the Authority of Indebtedness represented by the Notes to be issued on the date of the Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

                  (c) the incurrence by the Authority of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (a), (b), (c), or
(g) of this paragraph or otherwise existing as of the date of the Indenture;

                  (d) the incurrence by the Authority of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is not prohibited by the terms of the Indenture to be outstanding;

                  (e) the incurrence by the Authority of Indebtedness in connection with letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance), Indebtedness with respect to reimbursement type obligations, regarding workers' compensation claims, escrow agreements, bankers' acceptances and surety and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

                  (f) Indebtedness arising from agreements of the Authority providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Authority (contingent obligations referred to in a footnote to the financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause);

                  (g) Indebtedness of the Authority, to the extent the net proceeds thereof are promptly deposited to defease the Notes pursuant to the provisions described below under Article Eight, "Defeasance and Covenant Defeasance;"

                  (h) the incurrence by the Authority of Indebtedness arising under the Collateral Documents.

                  The Authority will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Authority unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Authority shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Authority solely by virtue of being unsecured.

                  For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (h) above, or is entitled to be incurred under the first paragraph of this covenant, the Authority will be permitted to classify the item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this covenant.

Section 4.09      Asset Sales.

                  The Authority shall not consummate an Asset Sale unless:

                  (a) the Authority receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of;

                  (b) the fair market value is evidenced by a resolution of the Authority's Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (c) at least 75% of the consideration therefor received by the Authority is in the form of cash or Cash Equivalents; provided that:

                           (i) any liabilities (as shown on the Authority's most
                  recent balance sheet prepared in accordance with GAAP) of the Authority (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any of those assets under a customary novation agreement that unconditionally releases the Authority, as the case may be, from further liability shall be deemed to be cash for purposes of this Section 4.09; and

                           (ii) any securities, notes or other obligations
                  received by the Authority from the transferee that are promptly, but in any event within 30 days of receipt, converted by the Authority into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision;

provided, however, that the Authority will not be permitted to make any sale or other disposition of Key Project Assets.

                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Authority may apply such Net Proceeds to:

                           (1) make capital expenditures or acquire other
                  property or long-term assets that are used or useful in the "Gaming Business" or irrevocably agree to use such Net Proceeds for such expenditure or acquisition, provided that such expenditure or acquisition is consummated within 365 days after the date of such irrevocable agreement; or

                           (2) reduce permanently Indebtedness that is not
                  Subordinated Indebtedness;

provided, however, that pending the final application of any such Net Proceeds, the Authority will temporarily invest such Net Proceeds only in Cash Equivalents which will be held in an account in which the Trustee shall have a first priority perfected security interest, subject to any Permitted Liens, for the benefit of the holders of Notes in accordance with this Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Authority will temporarily invest such Net Proceeds in Cash Equivalents which will be held in an account in which the Trustee shall have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the holders of Notes in accordance with the Indenture and the Collateral Documents. Pending the final applications of any such Net Proceeds, the Authority may use such Net Proceeds in any manner that is not prohibited by this Indenture, provided such Net Proceeds must be held in an account pledged to secure the Notes.

                  Any Net Proceeds from Asset Sales that are not reinvested or are not permitted to be reinvested as provided in the preceding paragraph of this covenant will be deemed "Excess Sales Proceeds." Within ten days following the date that the aggregate amount of Excess Sales Proceeds exceeds $2.5 million, the Authority will, subject to the limitations described in Section 13.01, make an offer (an "Asset Sale Offer") to all holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Sales Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Sales Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. If any Excess Sales Proceeds remain after completion of an Asset Sale Offer, the Authority may use such Excess Sales Proceeds for any purpose not otherwise prohibited by the Indenture and the Collateral Documents. Upon completion of any such Asset Sale Offer, the amount of Excess Sales Proceeds shall be reset at zero.

                  Any Asset Sale Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Authority will comply with such applicable securities laws and such compliance will not be deemed a breach of any provision of the Indenture.

Section 4.10      Transactions with Affiliates.

                  The Authority shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (a) the Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person;

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, the Authority delivers to the Trustee a resolution of its Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this Section 4.10 and that the Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors, provided, that if there are no disinterested members of the Board of Directors, such compensation arrangements must be approved unanimously by the members of the Board of Directors; and

                  (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $7.5 million or more, the Authority delivers to the Trustee an opinion as to the fairness to the Authority of that Affiliate Transaction from a financial point of view issued by an accounting, consulting, appraisal or investment banking firm of reputable standing.

                  The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of the prior paragraph:

                  (1) any employment agreement or arrangement entered into by the Authority in the ordinary course of business of the Authority;

                  (2) reasonable compensation paid to, and indemnities provided on behalf of, officers, directors or employees of the Authority;

                  (3) transactions with Persons in whom the Authority owns an Equity Interest, so long as the remaining equity Holders of such Persons are not Affiliates of the Authority ;

                  (4) contractual arrangements existing on the date hereof, any arrangements disclosed in the Offering Memorandum and any renewals, extensions and modifications thereof that are not materially adverse to the Holders of the Notes;

                  (5) Restricted Payments, Permitted Payments, Service Payments, Permitted Investments and other payments and distributions to the extent permitted by Section 4.07 hereof; and

                  (6) reasonable bid preferences to Tribal members and their businesses in accordance with Tribal policy.

Section 4.11      Liens.

                  The Authority shall not directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any Gaming Assets now owned or hereafter acquired, or any proceeds, income or profits thereon, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.12      Business Activities.

                  The Authority shall not engage, directly or indirectly, in any business other than a Gaming Business. The Authority is not permitted hereby to conduct a Gaming Business in any gaming jurisdiction in which the Authority is not operating on the date hereof if the Holders of the Notes would be required to be licensed as a result thereof; provided that the provisions described in this sentence shall not prohibit the Authority from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of all of the Holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any Holder of Notes.

Section 4.13      Existence of the Authority.

                  The Authority shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, in accordance with their respective organizational documents and their respective rights (contractual, charter and statutory), licenses and franchises; provided, however, that the Authority shall not be required to preserve, with respect to itself, any license, right or franchise, if its Board of Directors, or other governing body or officers authorized to make such determination, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Authority, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14      Change of Control.

                  Upon the occurrence of a Change of Control and subject to the restrictions set forth in Article Thirteen, each Holder of Notes shall have the right to require the Authority to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Authority shall offer to purchase the Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon, to the date of purchase (the "Change of Control Payment"). Within twenty (20) days following any Change of Control, the Authority shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered shall be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note not tendered shall continue to accrue interest; (iv) that, unless the Authority defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that any Holder shall be entitled to withdraw its election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Authority shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Authority shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of that conflict.

                  On the Change of Control Payment Date, the Authority shall, to the extent lawful:

                  (a) accept for payment all Notes or portions thereof properly tendered under the Change of Control Offer;

                  (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

                  (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Authority.

                  The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for those Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  The Authority shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The provisions described above that require the Authority to make a Change of Control Offer following a Change of Control shall apply regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require the Authority to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

                  The Authority shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements outlined in this Indenture applicable to a Change of Control Offer made by the Authority and purchases all Notes validly tendered and not withdrawn under that Change of Control Offer.

Section 4.15      Payments for Consent.

                  The Authority shall not directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless that consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.

Section 4.16      Maintenance of Insurance.

                  The Authority shall maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage shall be deemed to include, without limitation, the following:

                  (a) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

                  (b) comprehensive general liability insurance with minimum limits of $1.0 million;

                  (c) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $14.0 million;

                  (d) business interruption insurance; provided that such business interruption insurance shall have a minimum limit of at least $36.5 million; and

                  (e) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size; provided, however, that such insurance shall provide coverage of not less than 100.0% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of the Project or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 5% of such replacement value).

                  All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Authority, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Authority shall deliver to the Trustee on the date hereof and each anniversary thereafter a certificate of an insurance agent describing the insurance policies obtained by the Authority, together with an Officers' Certificate stating that such policies comply with this Section 4.16.

Section 4.17      Use of Proceeds; Collateral; Completion of Expansion Project.

                  The Authority shall use the net proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds." The Authority will, on the date of the Indenture, deposit all of the net proceeds from the sale of the Notes, after making the debt repayments, payments of the litigation settlement, the land acquisition and paying the transaction costs as described in the offering memorandum under the caption "Use of Proceeds," into Collateral Accounts. The Authority shall use its commercially reasonable best efforts to cause construction of the Expansion Project to be prosecuted with diligence and continuity in a good and workmanlike manner materially in accordance with the plans relating to the Expansion Project as more fully described in the Offering Memorandum.

Section 4.18      Gaming Licenses.

                  The Authority shall use its reasonable efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Project, provided that, if in the course of the exercise of its governmental or regulatory functions the Tribe is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of the Project as a result of any noncompliance with the law, the Authority shall use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Project shall be opened and fully operating.

                  The Authority shall file with the Trustee any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines, from the NIGC pursuant to 25 C.F.R. Part 573 or 575 or any successor provision, and any written notice issued by, or cause of action commenced by, the State of California under Section 9 of the Compact, or any successor provision.

Section 4.19      Events of Loss

                  Within 365 days after an Event of Loss with respect to all or any portion of the Project with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Authority may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement, or construction of improvements to the Project, with no concurrent obligation to make any offer to purchase any of the Notes; provided, that:

                  (a) the Authority delivers to the Trustee within 60 days of such Event of Loss a written opinion from a reputable contractor that the Project with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed, and in a condition to be Operating, within 360 days of the Event of Loss;

                  (b) the Authority delivers to the Trustee an officers' certificate certifying that the Authority has available from Net Loss Proceeds or other sources sufficient funds to complete the building, repair, replacement or construction described in clause (a) above; and

                  (c) the Net Loss Proceeds are less than $40.0 million.

                  Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this covenant will be deemed "Excess Loss Proceeds." Within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $2.5 million, the Authority will, subject to the limitations discussed in Section 13.01, make an offer (an "Event of Loss Offer") to all holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, to purchase the maximum principal amount of the Notes and such other pari passu Indebtedness that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Excess Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. If any Excess Loss Proceeds remain after completion of an Event of Loss Offer, the Authority may, subject to applicable conditions, use such Excess Loss Proceeds for any purpose permitted by the Indenture and the Collateral Documents. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.



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

                  Any Event of Loss Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance with such laws and regulations shall not in and of itself cause a breach of the Authority's obligations under this covenant.

                  Pending the final application of any Net Loss Proceeds, the Authority shall deposit such Net Loss Proceeds into an account in which the Trustee shall have a perfected security interest, subject to Permitted Liens, and may invest such Net Loss Proceeds only in Cash Equivalents; provided that such Cash Equivalents are held in such account. These pledged funds will be released to the Authority to pay for or reimburse the Authority for the actual cost of a permitted use of the Net Loss Proceeds as provided above, or the Event of Loss Offer, in each case pursuant to the terms of the Collateral Documents.

                  In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any assets that have a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Authority will be required to receive consideration (1) at least equal to the fair market value (evidenced by a resolution of the Authority's Board of Directors set forth in an officers' certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any "Event of Loss" of any portion of the Project, at least 75% of which is in the form of Cash Equivalents.

Section 4.20      Subsidiaries.

                  The Authority shall not form, acquire, or own any Subsidiary.

                                  ARTICLE FIVE
                           LIQUIDATION OR DISSOLUTION

Section 5.01      Liquidation or Dissolution.

                  The Authority shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more transactions. The Authority shall not consolidate or merge with or into any other Person.

                                  ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

                  Each of the following shall be an Event of Default:

                  (a) default for 30 days in the payment when due of interest on the Notes;

                  (b) default in payment when due of the principal of, or premium, if any, on the Notes;

                  (c) failure by the Authority to comply with the provisions described under Sections 4.09, 4.14 or Article Five hereof;



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

                  (d) failure by the Authority for thirty days after notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes to comply with the provisions of Section 4.07;

                  (e) failure by the Authority for 45 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply with any of the other agreements in the Indenture or the Notes (other than a default set forth in clause (a), (b), (c) or (d) above);

                  (f) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Authority (or the payment of which is guaranteed by the Authority), whether the Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                           (i) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (ii) results in the acceleration of that Indebtedness
                  prior to its express maturity,

         and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

                  (g) failure by the Authority to pay final non-appealable judgments to the extent that the amount of such judgments not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregates in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (h) failure by the Tribe to pay final non-appealable judgments to the extent that (i) such judgments provide for, create or allow recourse against the assets of the Authority or to any revenues thereof and (ii) the amount of such judgments not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregates in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (i) failure by the Tribal Gaming Commission to at all times provide a complete exclusion from the licensing requirements of Section
         6.4.6 of the Compact for (1) all federally-regulated or state-regulated banks, savings and loans or other federally- or state-regulated lending institutions, (2) any agency or federal, state or local government or
         (3) any investor, who, alone or in connection with another, holds less than 10% of any outstanding indebtedness evidenced by bonds issued by the Tribe or the Authority for ten days after notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes of failure to so provide;

                  (j) cessation of any material portion of gaming operations for a period of more than 90 consecutive days at the Project (other than as a result of a casualty loss);

                  (k) failure by the Tribe to comply with Section 10.01 for 45 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply;



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

                  (l) the Authority pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case; or

                           (iii) makes a general assignment for the benefit of
                  its creditors;

                  (m) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Authority in an
                  involuntary case; or

                           (ii) orders the liquidation of the Authority;

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (n) failure by the Tribe to be a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C. ss. 476, et seq.

                  (o) any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Authority shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

                  (p) any material representation or warranty made by the Authority in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by the Authority at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made.

Section 6.02      Acceleration.

                  If any Event of Default (other than an Event of Default specified in clauses (k) or (l) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all principal, premium, if any, and accrued interest of the Notes to be due and payable immediately, subject to the restrictions in Article Thirteen hereof. Upon any such declaration, the Notes shall become due and payable immediately, subject to the restrictions in Article Thirteen hereof. If any Event of Default specified in clauses (l) or (m) of
Section 6.01 occurs and is continuing, then the principal, premium, if any, and accrued interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder, subject to the restrictions set forth in Article Thirteen.

                  Following an Event of Default (other than an Event of Default described in clauses (l) or (m) of Section 6.01), and only until the holders of at least 25% in principal amount of the then outstanding Notes direct the Trustee to cease the disbursement of funds in the Revenue Account to pay Operating Expenses, the Trustee will not prohibit funds in the Revenue Account to be disbursed to the Authority for the payment of Operating Expenses if the Authority delivers to the Trustee a certificate executed by at least two officers of the Authority that states that such funds will be used to pay Operating Expenses and identifies the payees of such funds and the basis for such payments.



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

                  If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by the Authority or on its behalf with the intention of avoiding payment of the premium that the Authority would have had to pay if it then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law and subject to Article Thirteen hereof, anything in this Indenture or in the Notes to the contrary notwithstanding.

                  As promptly as practicable following any acceleration of the Notes, the Trustee shall send a written notice to all Holders advising the Holders of the following:

                  (a) an acceleration of the Note has occurred;

                  (b) under the terms of the Indenture and the Notes, neither Trustee nor the Authority may make any payment of principal or interest on the Notes (i) as a result of any enforcement action commenced by or behalf of the Trustee or any Holder, or (ii) after payment of the Notes has been accelerated because of a Default hereunder, except to a Holder that is licensed as a Financial Source pursuant to the Compact or exempt from such licensing;

                  (c) the following persons are exempted from the licensing requirements referred to in subsection (b) of this Section: (i) any federally regulated or state-regulated bank, savings and loan, or other federally- or state-regulated lending institution, or any agency of the federal, state, or local government; and (ii) any investor who, alone or in conjunction with others, holds less than 10% of the Notes (and the Exchange Notes); and

                  (d) any Holder who is a Qualified Institution is permitted to become licensed as a Financial Source by submitting to the Tribal Gaming Agency and the California Gambling Control Commission a form of license application and a form of registration application substantially in the forms of Exhibits F-1 and F-2 hereto, with accompanying information establishing that the Holder is a Qualifying Institution.

                  The foregoing notice shall be accompanied by copies of the application forms referred to in subsection (d) above and the definition of who is a Qualifying Institution.

Section 6.03      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture, subject to the restrictions in Article Thirteen hereof.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

                  Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


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

Section 6.05      Control by Majority.

                  Subject to Article XIII, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06      Limitation on Suits.

                  Subject to Section 6.07 and Article Thirteen hereof, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in connection with the request or direction;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, but subject to Article Thirteen hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.



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

Section 6.08      Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, subject to the restrictions in Article Thirteen hereof, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Authority for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and, subject to the restrictions in Article Thirteen hereof, the Holders of the Notes allowed in any judicial proceedings relative to the Authority or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: subject to the restrictions in Article Thirteen hereof, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and

                  Third: to the Authority or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.



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

Section 6.11      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in aggregate Accreted Value of the then outstanding Notes.

Section 6.12      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Authority, the Trustee and the Holders shall, subject to any final determination in such proceeding and/or defenses and/or counterclaims available to the Authority, be restored severally and respectively to its former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                                 ARTICLE SEVEN
                                     TRUSTEE

Section 7.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined
                  solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
                  paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee at all times shall remain a federally or state regulated bank, savings and loan, or other federally or state regulated lending institution.

Section 7.02      Certain Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Authority shall be sufficient if signed by an Officer of the Authority.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 15.02 hereof, and such notice references the Notes.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Authority or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Authority's use of the proceeds from the Notes or any money paid to the Authority or upon the Authority's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.

Section 7.06      Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Authority and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Authority shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

                  At the expense of the Authority, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Notes to any Gaming Authority when requested to do so by the Authority.

                  At the express direction of the Authority and at the Authority's expense, the Trustee shall provide any Gaming Authority with:

                  (a) copies of all notices, reports and other written communications which the Trustee gives to Holders;

                  (b) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Authority so directs;

                  (c) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default of Event of Default hereunder;

                  (d) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

                  (e) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

                  (f) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

                  To the extent requested by the Authority and at the Authority's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.07      Compensation and Indemnity.

                  The Authority shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Authority. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Authority shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Authority shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Authority (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Authority or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Authority promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Authority shall not relieve the Authority of its obligations hereunder. The Authority shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Authority shall pay the reasonable fees and expenses of such counsel. The Authority need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Authority under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Authority's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(k) or (l) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Authority and applicable Gaming Authorities. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Authority in writing. The Authority may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Authority shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Authority.



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

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Authority, or the Holders of a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall take all steps necessary or advisable to be approved by applicable Gaming Authorities, if required, and deliver a written acceptance of its appointment to the retiring Trustee and to the Authority. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Authority's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee; provided, however, such Person shall be otherwise eligible and qualified under this Article and in accordance with any applicable rules or regulations of Gaming Authorities.

Section 7.10      Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a bank organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      Preferential Collection of Claims Against Authority.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Authority in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Authority held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.



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

Section 7.12      Authorization of Trustee to Take Other Actions.

                  The Trustee and its directors, officers, employees and Affiliates shall cooperate with all Gaming Authorities and provide such information and documentation as may from time to time be requested thereby.

                                 ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Authority may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02      Legal Defeasance and Discharge.

                  Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Authority shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below,

                  (b) the Authority's obligations with respect to such Notes under Article Two and Section 4.02 hereof and money for security payments held in trust,

                  (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Authority's obligations in connection herewith, and

                  (d) this Article Eight.

                  Subject to compliance with this Article Eight, the Authority may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.



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

Section 8.03      Covenant Defeasance.

                  Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Authority may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through (f) shall not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (a) the Authority must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest, and premium on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Authority must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Authority shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Authority has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Authority shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Authority is a party or by which the Authority is bound;



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

                  (f) the Authority shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Notes over other creditors of the Authority or with the intent of defeating, hindering, delaying or defrauding creditors of the Authority or others; and

                  (g) the Authority shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Authority shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to the Authority.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Authority.



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Section 8.07      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Authority makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 of this Indenture, the Authority and the Trustee may amend or supplement this Indenture, the Collateral Documents and the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of Definitive Notes;

                  (c) to provide for the assumption of the Authority's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Authority's assets;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

                  Upon the request of the Authority accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Authority in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.



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

Section 9.02      With Consent of Holders of Notes.

                  Except as provided below in this Section 9.02, the Authority and the Trustee may amend or supplement this Indenture, the Collateral Documents or the Notes with the consent of the Holders of at least a majority (or, in the case of the Collateral Documents, 662/3%) in principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes)), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Collateral Documents or the Notes may be waived with the consent of the Holders of a majority (or, in the case of the Collateral Documents, 662/3%) in principal amount of the then outstanding Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  The Authority may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  Upon the request of the Authority accompanied by a resolution of its Board of Directors, as applicable, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Authority in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Authority shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Authority to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Authority with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.09 and 4.14 hereof);

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes (including Additional Notes, if any) by the Holders of at least a majority in aggregate principal amount of Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

                  (g) waive a redemption payment with respect to any Note (other than relating to Sections 4.09 and 4.14);

                  (h) release all or substantially all of the Collateral from the Lien of the Indenture and the Collateral Documents (except in accordance with the provisions thereof); or

                  (i) make any change in the preceding amendment and waiver provisions.

Section 9.03      Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Authority in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Authority may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.



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

                                  ARTICLE TEN
                             COVENANTS OF THE TRIBE

Section 10.01     Covenants of the Tribe.

                  (a) The Tribe shall not do, and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities or enterprises, directly or indirectly, except as required by federal or state law or the Compact to do, any of the following:

                           (i) increase or impose any tax or other payment
                  obligation on the Authority or on any patrons of, or any activity at, the Project other than:

                                    (A) payments which are due under any
                           agreement in effect on the date of this Indenture or payments which are not materially adverse to the economic interests of Holders of the Notes;

                                    (B) payments which the Authority has agreed
                           to reimburse each Holder of Notes for the economic effect thereof, if any;

                                    (C) Service Payments, Permitted Payments or
                           payments that correspondingly reduce the Restricted Payments otherwise payable to the Tribe; or

                                    (D) pursuant to the Tribal Tax Code;

                           (ii) amend or repeal the Tribal Gaming Ordinance,
                  Authority Ordinance, UCC Provisions, Arbitration Provisions or the Financial Source Regulation in effect on the date of this Indenture (unless any such amendment is a legitimate effort to ensure that the Authority and the Project conduct gaming operations in a manner that is consistent with applicable laws, rules and regulations or that protects the environment, the public health and safety, or the integrity of the Authority or the Project);

                           (iii) deny access by the Authority or patrons of the
                  Gaming Business to Key Project Assets or otherwise restrict or eliminate the right of the Authority to conduct gaming operations at the Project in a manner that would be materially and adversely affect the Gaming Business;

                           (iv) take any other action, enter into any agreement,
                  amend its constitution or amend or enact any ordinance, law, rule or regulation that would have a material adverse effect on the economic interests of holders of the Notes; including, without limitation, taking any action to engage in the Gaming Business in California other than through the Authority;

                           (v) waive its sovereign immunity in any manner that
                  would create recourse to the assets of the Authority (including any cash thereof), other than with respect to the Construction Contracts except that the Tribe may do so to the extent it is acting for the account and benefit of the Authority and so long as such action of the Tribe would not be prohibited by the Indenture if undertaken directly by the Authority and such action has been approved by the Authority Board;



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

                           (vi) enact any statute, law, ordinance or rule that
                  would have a material adverse effect on the rights of the Trustee or the Holders of the Notes under this Indenture or the Notes;

                           (vii) except with the consent of a majority of
                  Holders of the Notes, directly or indirectly impose, tax or otherwise make a charge on the Notes, this Indenture or any payments or deposits to be made hereunder;

                           (viii) permit or incur any consensual liability of
                  the Tribe (or of any other instrumentality, Authority or subunit of the Tribe) that is a legal obligation of the Authority, for which the assets of the Authority may be bound or for which there may be recourse to the assets of the Authority, other than a liability that the Authority is permitted or not prohibited from incurring on their own behalf under this Indenture;

                           (ix) pursuant to or within the meaning of bankruptcy
                  law, appoint or consent to the appointment of a custodian of the Authority for all or substantially all of the assets of the Authority;

                           (x) enact any bankruptcy law or similar law for the
                  relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee or the Holders of the Notes provided for in this Indenture or the Notes;

                           (xi) exercise any power of eminent domain over the
                  assets of the Authority (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Trustee or the Holders of the Notes); or

                           (xii) fail to comply in good faith with the Compact,
                  or fail to comply with IGRA or any other applicable and binding law, regulation, order or decree in a manner that would be reasonably likely to result in a material adverse effect on the ability of the Tribe or the Authority to conduct its Gaming Business or perform its obligations under the Indenture, Notes or Collateral Documents;

provided however, that this covenant shall not preclude the Authority from taking any action not otherwise prohibited by this Indenture.

                  (b) The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Authority, or the Project, the Holders of the Notes will be entitled to receive payment in full in respect to all principal, premium, interest and other amounts owing in respect of the Notes before any payment or any distribution to the Tribe.

                  (c) In the event that the Tribe receives any payment from the Authority at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Authority, to the Authority.



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                  (d) The Tribe agrees that the Authority shall have sole and exclusive jurisdiction to operate the Project in accordance with the Authority Ordinance.

                  (e) The Tribe consents, agrees and acknowledges to the creation of the Liens securing the Obligations created under the Notes, the indenture or the Collateral Documents.

                  (f) Any action taken by the Tribe to comply with federal or state law that would otherwise violate this covenant shall be taken only after 30 days prior written notice to the Trustee, to the extent such notice is possible under the federal or state law or the Compact, accompanied by an Officers' Certificate and opinion of counsel that such action is required by federal or state law or the Compact.

                                 ARTICLE ELEVEN
                    IRREVOCABLE WAIVER OF SOVEREIGN IMMUNITY

Section 11.01     Irrevocable Waiver of Sovereign Immunity.

                  Each of the Authority and the Tribe unconditionally and irrevocably waives its sovereign immunity, and the sovereign immunity of each subdivision, agency, department, board, committee, commission, instrumentality or entity wholly-owned or wholly-controlled, directly or indirectly, by the Tribe from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to this Indenture, the Notes, the Registration Rights Agreement or the Collateral Documents, including the offer or sale of the Notes, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver extends (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, and (b) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to such arbitration; provided however, such waiver shall be subject to the following limitations: (a) No Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Authority or the Tribe, except as against Gaming Assets and Gaming Assets distributed to the Tribe in contravention of the Indenture; (b) No Person will be entitled to enforce such waiver except the Trustee, Holders, and other Persons who are expressly permitted to benefit from the Indenture, together with the respective successors and assigns of such Persons (each, a "Permitted Party"); (c) No Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) Claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) All Permitted Claims shall be interpreted and subject to the law governing the Indenture and the Notes.

                  Each of the Authority and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim. Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

                  Each of the Authority and Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York and all courts to which any appeal therefrom may be available; (b) any court of the State of New York and all courts to which any appeal therefrom may be available; and (c) any court or other forum of the Tribe (to the extent that a Permitted Party has commenced or consented to an action in such court or forum).



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

                  At the election of the Trustee, any Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Indenture. An arbitration proceeding may be commenced only by the Trustee, or to the extent remedies may be enforced directly by a Holder, by the Holder upon the filing with the AAA of a Statement of Claim (within the meaning of the AAA rules) and serving a copy thereof on the Authority and the Tribe. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Indenture. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

                  The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                  The Tribe and the Authority shall comply with and observe each order, award, judgment or decree entered by any such Applicable Court with respect to any Permitted Claim (collectively, "Orders"). To that end, the Tribe and any court of the Tribe of competent jurisdiction now or hereafter existing shall give full faith and credit to all Orders and, to the extent reasonably necessary, shall issue such additional orders and take such additional actions and exercise such additional legal powers as may reasonably be necessary to effectuate the same, whether within or without the Tribe's lands. In addition, to the extent applicable, any arbitration award arising from arbitration authorized hereunder shall be effectuated in accordance with the terms granting such arbitration rights and in accordance with the Tribal Arbitration Provisions, and shall be deemed to be an Order. The Tribe's police powers shall be available to secure and support any such enforcement efforts, and all police or other law enforcement officials of the Tribe shall carry out such Orders. All enforcement remedies with respect to any Order generally available throughout the State of California may be applied on the reservation of the Tribe, including lands owned in fee by or held by or in trust for the Tribe.

                                 ARTICLE TWELVE
                           SATISFACTION AND DISCHARGE

Section 12.01     Satisfaction and Discharge.

                  This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                  (a) either:

                           (i) all Notes that have been authenticated (except
                  lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Authority) have been delivered to the Trustee for cancellation; or



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

                           (ii) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Authority has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

                  (b) no Default or Event of Default shall have occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Authority is a party or by which it is bound;

                  (c) the Authority has paid or caused to be paid all sums payable by it under this Indenture; and

                  (d) the Authority has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                  The Authority shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Notwithstanding the above, the Trustee shall pay to the Authority from time to time upon its request any cash or Government Securities held by it as provided in this Section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Twelve.

Section 12.02 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the "Trustee") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money be segregated from other funds except to the extent required by law.

Section 12.03     Repayment to the Authority.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Authority.



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                                ARTICLE THIRTEEN
                          SPECIAL PROVISIONS REGARDING
                        UNLICENSED AND NON-EXEMPT HOLDERS

Section 13.01     Special Provisions Regarding Unlicensed and Non-Exempt
                  Holders.

                  If any Notes are transferred to a Holder (or Beneficial Owner) that is not licensed or otherwise exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee Holder (or Beneficial Owner) nor any person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, will have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. Notwithstanding any other provision of this Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under this Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

                  The foregoing provisions of this Section 13.01 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or the State Bond Regulation is ever amended to not require such Person to be licensed as a Financial Source

                                ARTICLE FOURTEEN
                             COLLATERAL AND SECURITY

Section 14.01     Collateral Documents.

                  Subject to the Liens permitted by the Collateral Documents and the second sentence of Section 13.01 hereof, the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Authority to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Authority has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Authority will deliver to the Trustee copies of all documents required to be delivered to the Trustee pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Authority will take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Authority hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.



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Section 14.02     Security Interest During an Event of Default.

                  If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under this Indenture and the Collateral Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

                  So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions set forth in this Indenture and the Collateral Documents, the Authority will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by it and to exercise any voting and other consensual rights pertaining to the Collateral pledged by it. Upon the occurrence and continuation of an Event of Default:

                  (1) all rights of the Authority to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the Trustee, which, to the extent permitted by law, will have the sole right to exercise such rights;

                  (2) all rights of the Authority to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Trustee; and

                  (3) the trustee may sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

                  Under the terms of this Indenture and the Collateral Documents, so long as an Event of Default is continuing, the Trustee will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default.

Section 14.03     Recording and Opinions.

                  (a) The Authority will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

                           (i) stating that, in the opinion of such counsel, all
                  action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or



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

                           (ii) stating that, in the opinion of such counsel, no
                  such action is necessary to make such Lien effective.

                  (b) The Authority will furnish to the Trustee on January 1 in each year beginning with January 1, 2004, an Opinion of Counsel, dated as of such date, either:

                           (i) (A) stating that, in the opinion of such counsel,
                  action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral;

                           (ii) stating that, in the opinion of such counsel, no
                  such action is necessary to maintain such Lien and assignment.

                  (c) The Authority will otherwise comply with the provisions of TIA ss.314(b).

Section 14.04     Release of Collateral.

                  (a) Subject to subsections (b), (c) and (d) of this Section 14.04, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Authority pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Authority) the Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture and the Collateral Documents; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Authority will apply the Net Proceeds in accordance with Section 4.09 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

                  (b) No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by this
         Section 14.04 has been delivered to the Trustee.

                  (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.



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

                  (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture or the Collateral Documents. To the extent applicable, the Authority will cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefore of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Authority except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 14.05     Certificates of the Authority.

                  The Authority will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

                  (1) all documents required by TIAss.314(d); and

                  (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA ss.314(d).

                  The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 14.06     Certificates of the Trustee.

                  In the event that the Authority wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 14.04 and 14.05 hereof, the Trustee will determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 14.05(2), will deliver a certificate to the Trustee setting forth such determination.

Section 14.07 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents

                  Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to:

                  (1) enforce any of the terms of the Collateral Documents; and

                  (2) collect and receive any and all amounts payable in respect of the Obligations of the Authority hereunder.

                  The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).



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Section 14.08     Authorization of Receipt of Funds by the Trustee Under the
                  Collateral Documents.

                  The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 14.09     Termination of Security Interest.

                  Upon the payment in full of all Obligations of the Authority under this Indenture and the Notes, or upon Covenant Defeasance or Legal Defeasance, the Trustee will, at the request of the Authority, deliver a certificate to the Trustee stating that such Obligations have been paid in full, and to release the Liens pursuant to this Indenture and the Collateral Documents.

                                ARTICLE FIFTEEN
                                  MISCELLANEOUS

Section 15.01     Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 15.02     Notices.

                  Any notice or communication by the Authority or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Authority and the Tribe:

                  River Rock Entertainment Authority
                  3250 Highway 128
                  Geyserville, California  95441
                  Facsimile:  (707) 857-2726
                  Attention:  Chief Financial Officer

                  and


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

                  Dry Creek Rancheria Band of Pomo Indians
                  3250 Highway 128
                  Geyserville, California  95441
                  Attention:  Chairman

                  with copies to:

                  Holland & Knight LLP
                  633 West Fifth Street, 21st Floor
                  Los Angeles, California 90071
                  Facsimile:  (213) 896-2450
                  Attention:  Jerome Levine

                  If to the Trustee:

                  U.S. Bank National Association
                  60 Livingston Avenue
                  St. Paul, MN 55107-2292
                  Internal mail EP-MN-WS3C
                  Facsimile: (651) 495-8097
                  Attention: Frank Leslie

                  The Authority or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Authority mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.03     Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Authority, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

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

Section 15.04     Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Authority to the Trustee to take any action under this Indenture, the Authority shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.05     Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.06     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.07     No Personal Liability of Tribe or Certain Individuals.

                  Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or member of the Authority or the Tribe or holder of an Ownership Interest of the Authority shall, as such, have any liability for any of the Authority's obligations under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Other than as specifically set forth in this Indenture, nothing contained herein shall constitute a waiver of the sovereign immunity of either the Authority or the Tribe.



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Section 15.08     Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRIBE, THE INSTRUMENTALITY AND THE TRUSTEE HEREBY AGREE THAT THE TRANSACTIONS UNDER THIS INDENTURE, INCLUDING THE EXECUTION OF THIS INDENTURE, THE LENDING OF MONEY AND THE ISSUANCE OF THE NOTES, OCCURRED OUTSIDE THE TRIBE'S RESERVATION IN THE STATE OF NEW YORK.

Section 15.09     Consent to Jurisdiction.

                  Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 15.10     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Authority or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.11     Successors.

                  All agreements of the Tribe and the Authority in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.12     Severability.

                  In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.13     Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 15.14     Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Authority. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Authority if made in the manner provided in this Section 15.14.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) Notwithstanding anything to the contrary contained in this
         Section 15.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in
         Section 2.04 hereof.

                  (d) If the Authority shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Authority may, at its option, by or pursuant to a resolution of its Board of Directors or otherwise, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Authority shall have no obligation to do so. Notwithstanding TIAss. 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Authority in reliance thereon, whether or not notation of such action is made upon such Note.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 15.15     Benefit of Indenture.

                  Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.16     Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.17     IGRA Savings Provisions.

                  It is not the intent of the parties hereto that this Indenture, whether considered alone, or together with any other one or more documents, constitute a management contract within the meaning of IGRA. Accordingly, to the extent any reasonable basis exists therefore, each and every provision hereof shall be interpreted in a manner that does not cause this Indenture to constitute a management contract, whether considered alone, or together with any other one or more documents. In no event shall any provision of this Indenture be applied, or deemed in effect or enforceable, to the extent such provision allows any action or influence by the Trustee or any other person that constitutes management of gaming in violation of IGRA. Notwithstanding any other provision herein, if any term or condition herein should cause this Indenture, alone, or together with any one or more other documents, to constitute a management contract within the meaning of IGRA, such provision shall be null and void without any further force and effect, with all other provisions not similarly null and void remaining in full force and effect. This Section shall survive as an agreement separate and apart from the remainder of this Indenture in the event of any determination that any provision of this Indenture causes the Indenture to constitute a management contract within the meaning of IGRA.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


                                      RIVER ROCK ENTERTAINMENT
                                      AUTHORITY


                                      By:  /s/ Elizabeth Elgin DeRouen
                                          ----------------------------
                                      Name:  Elizabeth Elgin DeRouen
                                      Title: Chairperson of the Board


                                      By:  /s/ Margie Rojes
                                          ----------------------------
                                      Name:  Margie Rojes
                                      Title: Secretary-Treasurer


                                      THE DRY CREEK RANCHERIA BAND OF
                                      POMO INDIANS (solely with respect to its obligations under Articles X and XI)


                                      By:  /s/ Elizabeth Elgin DeRouen
                                          ----------------------------
                                      Name:  Elizabeth Elgin DeRouen
                                      Title: Chairperson


                                      By:  /s/ Margie Rojes
                                          ----------------------------
                                      Name:  Margie Rojes
                                      Title: Secretary-Treasurer


                                      U.S. BANK NATIONAL ASSOCIATION


                                      By:  /s/ Frank Leslie
                                          ----------------------------
                                      Name:  Frank Leslie
                                      Title: Vice President

                                                                       EXHIBIT A

                                 [Face of Note]

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE INSTRUMENTALITY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE RIVER ROCK ENTERTAINMENT AUTHORITY, AN UNINCORPORATED INSTRUMENTALITY WHOLLY OWNED BY THE DRY CREEK RANCHERIA BAND OF POMO INDIANS (THE "INSTRUMENTALITY") THAT

                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

                           (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES
                  IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE INSTRUMENTALITY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE INSTRUMENTALITY SO REQUESTS,

---------------
(1) This paragraph should be included only if the Note is issued in global form.

                           (ii) TO THE INSTRUMENTALITY, OR

                           (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.2

         THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PURCHASER IS LICENSED AS A LENDER PURSUANT TO THE DRY CREEK RANCHERIA BAND OF POMO INDIANS' TRIBAL-STATE GAMING COMPACT OR IS EXEMPTED FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENT ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE INSTRUMENTALITY.





----------------
(2) This paragraph should not be included if the Note is issued as an Unrestricted Definitive Note or Unrestricted Global Note.

                                                            CUSIP No. 768369 AA8

                                                             **$200,000,000.00**
                                                               ---------------


                       RIVER ROCK ENTERTAINMENT AUTHORITY



                          9 3/4% Senior Notes due 2011

Issue Date:  November 7, 2003


                  The River Rock Entertainment Authority (the "Authority" which term includes any successor under the Indenture hereinafter referred to), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the "Tribe"), for value received, promises to pay to CIBC World Markets Corp., or its registered assigns, the principal sum of $200,000,000.00 on November 1, 2011.


Interest Payment Dates:  May 1 and November 1, commencing May 1, 2004.


Record Dates:  April 15 and October 15.


                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Authority has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                    RIVER ROCK ENTERTAINMENT AUTHORITY


                                    By:
                                       ----------------------------------------
                                         Name:        Elizabeth DeRouen
                                         Title:       Chairperson of the Board


                                    By:
                                       ----------------------------------------
                                         Name:        Margie Rojes
                                         Title:       Secretary-Treasurer




This is one of the 9 3/4% Senior Notes due 2011 described in the within-mentioned Indenture.



Dated: November 7, 2003



U.S. BANK NATIONAL ASSOCIATION,

as Trustee



By: __________________________________
           Authorized Signatory

                             [Reverse Side of Note]




                       RIVER ROCK ENTERTAINMENT AUTHORITY

                          9 3/4% Senior Notes due 2011


                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Authority promises to pay interest on the principal amount of this Note at 9 3/4% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Authority shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 1, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Authority shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder of $1.0 million or more in principal amount of Notes has given wire transfer instructions to the Authority, the Authority will pay all principal, interest and premium on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Authority elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

                  4. Indenture. The Authority issued the Notes under an Indenture dated as of November 7, 2003 ("Indenture") among the Authority, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Authority consisting of the Initial Notes in an aggregate principal amount of $200,000,000 and the aggregate principal amount of Additional Notes issued in accordance with the Indenture. The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

                  5. Optional Redemption. Subject to the restrictions in Section 16 hereof:

                           (a) the Authority may, at any time prior to November
1, 2007, redeem all or a part
of the Notes upon not less than 30 or more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium and accrued but unpaid interest, thereon, to the applicable redemption date.

                           (b) Except as set forth above in this  paragraph 5
and in paragraphs 6 and 8 below, the Authority shall not have the option to redeem the Notes prior to November 1, 2007. Thereafter, the Authority may redeem the Notes in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related Interest Payment
Date):

         Year                                    Percentage
         ----                                    ----------
         2007...............................        104.875%
         2008...............................        102.438%
         2009 and thereafter................        100.000%


                  6.       Gaming Redemption.

                           (a) If a Gaming Authority determines, and a Holder or
Beneficial Owner of the Notes is notified, that such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable gaming law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or the Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option but subject to
Section 16 hereof, may (i) require such Holder or Beneficial Owner to dispose of such Holder or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the Gaming Authority that the Holder or beneficial owner shall not be licensed, qualified or found suitable or (ii) subject to the limitations discussed under Section 13.01 redeem the Notes of such Holder or Beneficial Owner at a price equal to (A) if such determination is made by the Tribal Gaming Commission or any other Gaming Authority of the Tribe, and not by the CGCC, the then-applicable redemption price as set forth in Section 3.07 or (B) in all other cases, the least of (1) 100% of the principal amount thereof or (2) the price at which such Holder or Beneficial Owner acquired the Notes, and (3) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority.

                           (b) Immediately upon a determination that a Holder or
Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any Trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

                           (c) The Holder or Beneficial Owner of Notes applying
for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

                  7. Mandatory Redemption. Except as set forth in Paragraph 8 below, the Authority shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                  8. Repurchase at Option of Holder. Subject to the restrictions in Section 16 hereof:

                           (a) if there is a Change of Control, each Holder
shall have the right to require the Authority to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer to purchase (a "Change of Control Offer") at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Authority shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                           (b) When the aggregate amount of Excess Proceeds from
one or more Asset Sales exceeds $2.5 million, the Authority shall commence an offer ("Asset Sale Offer") pursuant to Section 4.09 of the Indenture to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  9. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption, subject to the restrictions in Section 16 hereof, as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by any method as the Trustee deems fair and appropriate. No Notes of $1,000 or less may be redeemed in part. Except as otherwise provided in the Indenture, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority is not required to transfer or exchange any Note selected for redemption. Also, the Authority is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

                  11. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Authority's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Authority, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

                  13. Defaults and Remedies. In the case of an Event of Default, as defined in the Indenture, arising from certain events of bankruptcy or insolvency with respect to the Authority, all outstanding Notes will become due and payable immediately and automatically without further action or notice, subject to the restrictions set forth in Section 16 hereof. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Authority or on their behalf with the intention of avoiding payment of the premium that the Authority would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law and subject to the restrictions set forth in Section 16 hereof upon the acceleration of the Notes.

                  14. Trustee Dealings with Authority. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

                  15. No Recourse Against Others. Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or stockholder of the Authority or the Tribe or Holder of an Ownership Interest of the Authority will, as such, have any liability for any of the Authority's obligations under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

                  16. Special Provisions Regarding Unlicensed and Non-exempt Holders. The Compact requires that any person who directly or indirectly extends financing to the Tribe's gaming facility or gaming operation must be licensed as a financial source by the Tribal Gaming Commission and must apply to the CGCC for a finding of suitability. Under the Compact, however, the Tribal Gaming Commission may exclude from such requirements any financing provided by a federally or state regulated lending institution and any investor who, alone or in conjunction with others, holds less than 10% of any outstanding indebtedness evidenced by bonds issued by the tribe. The Tribal Gaming Commission has adopted such exemptions with respect to holders of the Notes.

                  In addition, with the approval of the Tribal Gaming Commission, Regulation CGCC-2 of the CGCC permits certain entities ("Qualifying Entities") who are actual or prospective holders of any bonds (debt securities issued pursuant to an indenture by or on behalf of a tribe) to register as a financial source with the CGCC, resulting in an automatic determination of suitability by the CGCC. As a complement to Regulation CGCC-2, the Tribal Gaming Commission has adopted a regulation approving application of Regulation CGCC-2 to the holders of the Notes that also provides for the automatic Tribal Gaming Commission licensing of each Qualifying Institution who properly submits a license application in a form identical to the application required for registration under Regulation CGCC-2.

                  Qualifying Institutions include each of the following entities who own at least $100.0 million of securities of issuers that are not affiliated with the entities: (i) a federally or state regulated bank, savings association or other federal or state regulated lending institution, (ii) a company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state,
(iii) an investment company registered under the Investment Company Act of 1940,
(iv) a retirement plan established and maintained by the United States, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (vi) a securities dealer registered pursuant to the Securities Exchange Act of 1934, and (vii) an entity, all of the equity owners of which, individually, meet the foregoing criteria.

                  Regulation CGCC-2 further provides that any person can acquire bonds after an initial offering without the need to obtain a license from the Tribal Gaming Commission or to apply to the CGCC for a determination of suitability, regardless of whether a holder owns less than 10% of a tribe's bonds or is otherwise exempt from licensing. However, the regulation requires the relevant indenture to contain certain restrictions on the enforcement and post-default rights of holders who are not licensed or otherwise exempt from licensing.

                  Accordingly, the Indenture provides that if any Notes are transferred to a holder (or beneficial owner) that is not licensed or otherwise exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee holder (or beneficial owner) nor any person acting on behalf of that transferee holder (or beneficial owner), including the Trustee, will have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. Notwithstanding any other provision of the Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any holder or (2) after payment of the Notes has been accelerated because of a default under the Indenture, except in each case to a holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

                  The foregoing provisions of this section 16 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or State Bond Regulation is ever amended to not require such Person to be licensed as a Financial Source.

                  17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. Additional Rights of Holders of the Restricted Global Note and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of the Restricted Global Note and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of November 7, 2003, between the Authority and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of the Restricted Global Note and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Authority and the other parties thereto, relating to rights given by the Authority to the purchasers of Additional Notes (the "Registration Rights Agreement").

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  20. Waiver of Sovereign Immunity; Waiver as to Tribal Courts; Consent to Jurisdictions; Applicable Law. All provisions in the Indenture relating to Authority waivers of sovereign immunity and rights to resolve disputes in tribal court, as well as all consents and agreements of the Authority to applicable laws and jurisdictions for the resolution of disputes, are hereby incorporated herein with the same force and effect as though set forth at length herein.

                  The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  River Rock Entertainment Authority
                  3250 Highway 128
                  Geyserville, California  95441
                  Facsimile:  (707) 857-2726
                  Attention:  Chairperson

                  and

                  Holland & Knight LLP
                  633 West Fifth Street, 21st Floor
                  Los Angeles, California 90071
                  Facsimile:  (213) 896-2450
                  Attention:  Jerome Levine

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                               (Insert assignee's legal name)

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________________________________________________

to transfer this Note on the books of the Authority. The agent may substitute another to act for him.



Date: _____________________

                                       Your Signature: ________________________
                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _____________________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Authority pursuant to Section 4.09 or 4.14 of the Indenture, check the appropriate box below:

                            Section 4.09   Section 4.14

                  If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.09 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                            $_______________________



Date: ________________

                                       Your Signature: ________________________
                    (Sign exactly as your name appears on the face of this Note)


                               Tax Identification No.: _________________________


Signature Guarantee*: ________



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                        Principal Amount at
                        Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                         Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                              Maturity                Maturity            Following such          of Trustee or
   Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
   ----------------      -------------------    -------------------   ----------------------     --------------





                                                                      EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California  95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer



U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Internal mail EP-MN-WS3C
Facsimile: (651) 495-8097

                  Re:  9 3/4% Senior Notes due 2011

                  Reference is hereby made to the Indenture, dated as of November 7, 2003 (the "Indenture"), among River Rock Entertainment Authority (the "Authority"), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the "Tribe"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. Check if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. Check if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.

                  3. Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Restricted Global Note and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) such Transfer is being effected to the Authority;

                                       or

                  (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in the Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. Check if Transferee will take delivery of a beneficial interest in the Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note, on Restricted Definitive Notes and in the Indenture.

                  (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note, on Restricted Definitive Notes and in the Indenture.

                  (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                          -------------------------------------
                                              [Insert Name of Transferor]


                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:
Dated:
       -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:


                            [CHECK ONE OF (A) OR (B)]

                  (A) a beneficial interest in the 144A Global Note (CUSIP __________); or

                  (B) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:


                                   [CHECK ONE]

                  (A) a beneficial interest in the:

                           (i) 144A Global Note (CUSIP __________); or

                           (ii) Unrestricted Global Note (CUSIP ); or

                  (B) a Restricted Definitive Note; or

                  (C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                      EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California  95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer



U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Internal mail EP-MN-WS3C
Facsimile: (651) 495-8097

                  Re:  9 3/4% Senior Notes due 2011

                  Reference is hereby made to the Indenture, dated as of November 7, 2003 (the "Indenture"), among River Rock Entertainment Authority (the "Authority"), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the "Tribe"), and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in the Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in the Unrestricted Global Note

                           (1) Check if Exchange is from beneficial interest in
                  the Restricted Global Note to beneficial interest in the Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Note for a beneficial interest in the Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in the Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (2) Check if Exchange is from beneficial interest in
                  the Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
                  Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (3) Check if Exchange is from Restricted Definitive Note to beneficial interest in the Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (4) Check if Exchange is from Restricted Definitive
                  Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in the Restricted Global Note for Restricted Definitive Notes or Beneficial Interests in the Restricted Global Note

                           (1) Check if Exchange is from beneficial interest in
                  the Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                           (2) Check if Exchange is from Restricted Definitive
                  Note to beneficial interest in the Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                             ----------------------------------
                                               [Insert Name of Transferor]


                                             By:
                                                -------------------------------
                                                  Name:
                                                  Title:
Dated:
       -----------------------------

                                                                      EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California  95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer



U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Internal mail EP-MN-WS3C
Facsimile: (651) 495-8097


                  Re:  9 3/4% Senior Notes due 2011

                  Reference is hereby made to the Indenture, dated as of November 7, 2003 (the "Indenture"), among River Rock Entertainment Authority (the "Authority" which term includes any successor under the Indenture hereinafter referred to), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

                  (a) a beneficial interest in a Global Note, or

                  (b) a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Authority, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Authority a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Authority to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Authority such certifications, legal opinions and other information as you and the Authority may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Authority are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                         --------------------------------------
                                           [Insert Name of Accredited Investor]


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:
Dated:
       ------------------

                                                                      EXHIBIT E

                     FORM OF RESTRICTED PAYMENT CERTIFICATE

                  The undersigned, [Name], [Title], and [Name], [Title], on behalf of the River Rock Entertainment Authority (the "Authority"), and unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians (the "Tribe"), pursuant to Section 4.07 of the Indenture dated November 7, 2003 (the "Indenture") among the Authority, the Tribe, and U.S. Bank National Association, as Trustee, do hereby certify on behalf of the Authority that the Expansion Project as more fully described in the Offering Memorandum has been open and fully operational for at least 90 consecutive days.

                  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

                  IN WITNESS WHEREOF, we have executed this Officers' Certificate of the Authority as of this ____ day of ______, 20__.


                                      By:__________________________________


                                      By:__________________________________

                                                                    EXHIBIT F-1

STATE OF CALIFORNIA
CALIFORNIA GAMBLING CONTROL COMMISSION (04/02)
               APPLICATION FOR REGISTRATION AS A FINANCIAL SOURCE
The applicant described below hereby applies to the California Gambling Control Commission (Commission) for registration as a Financial Source under Regulation CGCC-2 of the Commission.
-------------------------------------------------------------------------------
                         Part I - Applicant Information
-------------------------------------------------------------------------------
Applicant Name:                                      Date of Application

-------------------------------------------------------------------------------
Applicant's Form of Incorporation or Organization
-------------------------------------------------------------------------------
Applicant's Place of Incorporation or Organization
-------------------------------------------------------------------------------
Applicant's Principal Place of Business Address (street, city, state, ZIP)


-------------------------------------------------------------------------------
Authorized Contact Person
-------------------------------------------------------------------------------
Title                                                  Telephone Number (     )
-------------------------------------------------------------------------- ----
Name of the Tribe to which financing being provided


-------------------------------------------------------------------------------
                       Part II - Eligibility Requirements
-------------------------------------------------------------------------------
o Attached as Exhibit A to this application is the application for licensing submitted by the Applicant to the Tribal Gaming Agency of the Tribe named in Part I pursuant to Section 6.4.6 of the Tribal-State Gaming Compact between such Tribe and the State of California
-------------------------------------------------------------------------------
o    Attached as Exhibit B to this application

o Evidence that the applicant (including all wholly-owned subsidiaries), acting for its own account or the accounts of other entities specified in clause (b) below, owns in the aggregate at least $1000,000,000 of securities of issuers that are not affiliated with the applicant; and

o Evidence that the applicant is on of the following types of entities (as indicated by applicant):

|_| A federal-regulated or state-regulated bank or savings association or other federal- or state-regulated lending institution;

|_| A company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance of the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state;

|_| An investment company registered under the federal Investment Company Act of 1940 (15 U.S.C. Section 80a-1 et seq.);

|_| A retirement plan established and maintained by the United States of America, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

|_| An employee benefit plan within the meaning of Title I of the federal Employee Retirement Income Security Act of 1974 (29 U.S.C. Section 1001 et seq.);

|_| A securities dealer registered pursuant to the federal Security Exchange Act of 1934 (15 U.S.C. Section 78a et seq.); or

|_| An entity, all of the equity owners of which individually meet the criteria of this clause (b).

--------------------------------------------------------------------------------
          Part III - Representation and Agreement Regarding Eligibility
--------------------------------------------------------------------------------
The undersigned hereby represents on behalf of the applicant that the applicant is eligible to register as a Financial Source under Regulation CGCC-2. In addition, the undersigned hereby agrees on behalf of the applicant to notify the Tribal Gaming Agency of the Tribe named in Part I of this application and the California Gambling Control Commission promptly in writing of any termination of the applicant's eligibility for registration under Regulation CGCC-2.
--------------------------------------------------------------------------------
The undersigned hereby declares that s/he is an authorized officer or designee of the applicant with full authority to execute and submit on behalf of the applicant to be registered as a Financial Source within the meaning of Regulation CGCC-2.

-----------------------------------     -----------------------------------
Signature                               Title

-----------------------------------     -----------------------------------
      NAME OF INDIVIDUAL                          NAME OF COMPANY
    (PLEASE TYPE OR PRINT)                     (PLEASE TYPE OR PRINT)

                                                                     EXHIBIT F-2

                  DRY CREEK RANCHERIA TRIBAL GAMING COMMISSION
                 APPLICATION FOR LICENSURE AS A FINANCIAL SOURCE

The applicant described below hereby applies to the Dry Creek Rancheria Tribal Gaming Commission for licensure as a Financial Source under Regulation of the Tribal Gaming Agency and Regulation CGCC-2 of the California Gambling Control Commission (the "State Commission").

-------------------------------------------------------------------------------
                         Part I - Applicant Information
-------------------------------------------------------------------------------
Applicant Name:                                            Date of Application

-------------------------------------------------------------------------------
Applicant's Form of Incorporation or Organization

-------------------------------------------------------------------------------
Applicant's Place of Incorporation or Organization

-------------------------------------------------------------------------------
Applicant's Principal Place of Business Address (street, city, state, ZIP)


-------------------------------------------------------------------------------
Authorized Contact Person

-------------------------------------------------------------------------------
Title                                           Telephone Number (     )

-------------------------------------------------------------------------------
     Part II - Eligibility Requirements
-------------------------------------------------------------------------------
     o Attached as Exhibit A to this application is:

o Evidence that the applicant (including all wholly-owned subsidiaries), acting for its own account or the accounts of other entities specified in this Part II, owns in the aggregate at least $100,000,000 of securities of issuers that are not affiliated with the applicant; and

o Evidence that the applicant is one of the following types of entities (as indicated by applicant):

|_| A federally-regulated or state-regulated bank or savings association or other federally- or state-regulated lending institution;

|_| A company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state;

|_| An investment company registered under the federal Investment Company Act of 1940 (15 U.S.C. Section 80a-1 et seq.);

|_| A retirement plan established and maintained by the United States of America, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

|_| An employee benefit plan within the meaning of Title I of the federal Employee Retirement Income Security Act of 1974 (29 U.S.C. Section 1001 et seq.);

|_| A securities dealer registered pursuant to the federal Security Exchange Act of 1934 (15 U.S.C. Section 78a et seq.); or

|_| An entity, all of the equity owners of which individually meet the criteria of this Part II.

-------------------------------------------------------------------------------
          Part III - Representation and Agreement Regarding Eligibility
-------------------------------------------------------------------------------

The undersigned hereby represents on behalf of the applicant that the applicant is eligible to register as a Financial Source under Regulation CGCC-2 of the State Commission. In addition, the undersigned hereby agrees on behalf of the applicant to notify the Dry Creek Tribal Gaming Agency and the State Commission promptly in writing of any termination of the applicant's eligibility for registration under Regulation CGCC-2 of the State Commission.
--------------------------------------------------------------------------------
The undersigned hereby declares that s/he is an authorized officer or designee of the applicant with full authority to execute and submit this application on behalf of the applicant to be registered as a Financial Source within the meaning of Regulation CGCC-2.

-----------------------------                    ------------------------------
Signature                                        Title


-------------------------------------------------------------------------------
     Name of individual                                 Name of Company
   (please type or print)                           (please type or print)